EXHIBIT 10.1

EXECUTION COPY

DEAL CUSIP NUMBER: 23852QAC7
REVOLVER CUSIP NUMBER: 23852QAD5

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
among
THE DAVEY TREE EXPERT COMPANY,
as Borrower,
VARIOUS LENDING INSTITUTIONS,
as Banks,
KEYBANK NATIONAL ASSOCIATION,
as Lead Arranger, Syndication Agent and Administrative Agent
and
PNC BANK, NATIONAL ASSOCIATION and
WELLS FARGO BANK, N.A.,

as Co-Documentation Agents

___________________
Dated as of
October 6, 2017
___________________

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SECTION 10.22	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	77

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SCHEDULES
SCHEDULE 1	COMMITMENTS
SCHEDULE 2	GUARANTORS OF PAYMENT
SCHEDULE 6.1	CORPORATE EXISTENCE; SUBSIDIARIES AND FOREIN QUALIFICATION
SCHEDULE 6.4	LITIGATION AND ADMINISTRATIVE PROCEEDINGS
SCHEDULE 6.10	EMPLOYEE BENEFIT PLANS
EXHIBITS
EXHIBIT A	REVOLVING CREDIT NOTE
EXHIBIT B	SWING LINE LOAN NOTE
EXHIBIT C	NOTICE OF LOAN
EXHIBIT D	COMPLIANCE CERTIFICATE
EXHIBIT E	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT L-1	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT L-2	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT L-3	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT L-4	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

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This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (as the same may from time to time be further amended, restated, supplemented or otherwise modified, this “Agreement”) is made effective as of the 6th day of October, 2017, among:
(i)THE DAVEY TREE EXPERT COMPANY, an Ohio corporation (“Borrower”);
(ii)the lending institutions named in Schedule 1 hereto (collectively, “Banks” and, individually, “Bank”);
(iii)KEYBANK NATIONAL ASSOCIATION, as Lead Arranger, Syndication Agent and Administrative Agent for the Banks under this Agreement (“Agent”); and
(iv)PNC BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, N.A., each as a Co-Documentation Agent (“Co-Documentation Agents”).
WITNESSETH:
WHEREAS, Borrower, Agent and certain Banks are party to that certain Second Amended and Restated Credit Agreement, dated November 7, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “A&R Credit Agreement”), which amended and restated that certain Amended and Restated Credit Agreement, dated as of November 21, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), which further amended and restated that certain Credit Agreement, dated as of November 8, 2002 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof); and
WHEREAS, Borrower, Agent and Banks desire to amend and restate the A&R Credit Agreement, subject to the terms and conditions set forth herein;
NOW, THEREFORE, it is mutually agreed as follows:
ARTICLE I.
DEFINED TERMS, ACCOUNTING PRINCIPLES, AMENDMENT AND RESTATEMENT

SECTION 1.1     DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
“Account Receivable” shall have the meaning provided in the definition of “Receivables Related Assets.”
“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

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“Advantage” shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.
“Affiliate” shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and “control” (including the correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.
“Agent” shall have the meaning provided in the introductory paragraph to this Agreement.
“Agent Fee Letter” shall mean the Fee Letter, dated as of March 17, 2017, between Borrower and Agent, as the same may from time to time be amended, restated or otherwise modified.
“Amended and Restated Guaranties of Payment” shall mean the (i) Third Amended and Restated Guaranty of Payment, dated as of October 6, 2017, among Davey Tree Surgery Company (“DTSC”) and the Agent, which amended and restated that certain Second Amended and Restated Guaranty of Payment, dated as of November 7, 2013, among DTSC and the Agent, which amended and restated that certain Amended and Restated Guaranty of Payment, dated November 21, 2006, among DTSC and the Agent, which further amended and restated that certain Guaranty of Payment, dated November 8, 2002, among DTSC and the Agent; (ii) Second Amended and Restated Guaranty of Payment, dated as of October 6, 2017, among Wolf Tree, Inc. (“Wolf”) and the Agent, which amended and restated that certain Amended and Restated Guaranty of Payment, dated as of November 7, 2013, among Wolf and the Agent, which further amended and restated that certain Guaranty of Payment, dated November 21, 2006, among Wolf and the Agent; (iii) Second Amended and Restated Guaranty of Payment, dated as of October 6, 2017, among The Care of Trees, Inc. (“TCOT”) and the Agent, which amended and restated that certain Amended and Restated Guaranty of Payment, dated as of November 7, 2013, among TCOT and the Agent, which further amended and restated that certain Guaranty of Payment, dated November 21, 2006, among TCOT and the Agent; and (iv) Guaranty of Payment, dated as of October 6, 2017, among Davey Resource Group, Inc. and the Agent.
“Amended More Restrictive Covenant” shall have the meaning provided in Section 5.7(b) hereof.
“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to a Credit Party or its Subsidiaries from time to time primarily regarding bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended and the UK Bribery Act of 2010.
“Anti-Terrorism Laws” shall mean the Executive Order 13224 (effective September 24, 2001), the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the USA Patriot

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Act, and any other Laws relating to terrorism financing, money laundering, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time, in each case, applicable to or binding on a Credit Party or its Subsidiaries.
“Applicable Commitment Fee Rate” shall mean:
(a)    On the Effective Date and thereafter until changed in accordance with the provisions set forth in this definition, the Applicable Commitment Fee Rate shall be 12.50 basis points;
(b)    Commencing with the fiscal quarter of Borrower ended on September 30, 2017, and continuing with each fiscal quarter thereafter, Agent shall determine the Applicable Commitment Fee Rate in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 2.50 to 1.00	22.5 basis points
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	17.5 basis points
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	15.0 basis points
Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	12.5 basis points
Less than 1.00 to 1.00	10.0 basis points
(c)    Changes to the Applicable Commitment Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3 (a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof. Notwithstanding the foregoing or anything else in this Agreement to the contrary, to the extent that any of the information contained in the financial statements required to be delivered hereunder shall be incorrect in any manner and as a result thereof (or for any other reason), the Leverage Ratio was determined incorrectly for any period, then Agent shall recalculate the Leverage Ratio based upon the correct information and shall recalculate the Applicable Commitment Fee Rate for the relevant periods and Borrower shall be required to pay on demand by Agent any amounts Borrower should have paid had the Applicable Commitment Fee Rate been calculated correctly for such periods (or, to the extent that Borrower has paid any amounts in excess of the amounts Borrower should have paid, then the Banks shall credit such over-payment to the Debt owing by Borrower to each such Bank).

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“Applicable LIBOR Margin” shall mean:
(a)    On the Effective Date and thereafter, until changed in accordance with the following provisions, the Applicable LIBOR Margin shall be 100.00 basis points;
(b)    Commencing with the fiscal quarter of Borrower ended on September 30, 2017, and continuing with each fiscal quarter thereafter, Agent shall determine the Applicable LIBOR Margin in accordance with the following matrix, based on the Leverage Ratio; and

Leverage Ratio	Applicable LIBOR Margin
Greater than or equal to 2.50 to 1.00	150.0 basis points
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	125.0 basis points
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	112.5 basis points
Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	100.0 basis points
Less than 1.00 to 1.00	87.5 basis points
(c)    Changes to the Applicable LIBOR Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3 (a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof. Notwithstanding the foregoing or anything else in this Agreement to the contrary, to the extent that any of the information contained in the financial statements required to be delivered hereunder shall be incorrect in any manner and as a result thereof (or for any other reason), the Leverage Ratio was determined incorrectly for any period, then Agent shall recalculate the Leverage Ratio based upon the correct information and shall recalculate the Applicable LIBOR Margin for the relevant periods and Borrower shall be required to pay on demand by Agent any amounts Borrower should have paid had the Applicable LIBOR Margin been calculated correctly for such periods (or, to the extent that Borrower has paid any amounts in excess of the amounts Borrower should have paid, then the Banks shall credit such over-payment to the Debt owing by Borrower to each such Bank).
“Applicable Lending Office” shall mean, with respect to each Bank, the office designated by such Bank to Agent as such Bank’s lending office for all purposes of this Agreement. A Bank may have a different Applicable Lending Office for Base Rate Loans and LIBOR Loans.
“Approved Fund” shall mean a fund that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit and that is administered

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or managed by a Bank or an Affiliate of a Bank or its investment advisor. With respect to any Bank, an Approved Fund shall also include any special purpose vehicle purchasing or acquiring security interests in collateralized loan obligations or any other vehicle through which such Bank may leverage its investments from time to time.
“Assignment Agreement” shall mean an Assignment and Acceptance Agreement in the form of the attached Exhibit E.
“Augmenting Lender” shall have the meaning provided in Section 2.5(d) hereof.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Banks” shall have the meaning provided in the introductory paragraph to this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement. Unless the context otherwise requires, the term “Banks” includes the Swing Line Lender.
“Bank Hedge Agreement” shall mean any Hedge Agreement entered into by Borrower with Agent or any of the Banks (or any of their respective Affiliates) in connection with the Debt.
“Banking Services Agreement” shall mean any agreement to provide cash management services, including treasury management services (including controlled disbursement automated clearinghouse transactions, return items, overdrafts, foreign exchange netting and interstate depository network services), depository, overdraft, credit or debit card, stored value cards, electronic funds transfer and other cash management arrangements.
“Banking Services Bank” shall mean any Person that, on the date of this Agreement or at the time it enters into a Banking Services Agreement, is a Bank or an Affiliate of a Bank, in its capacity as a party to such Banking Services Agreement.
“Banking Services Obligations” shall mean all obligations of the Companies, whether absolute or contingent, and howsoever and whensoever created, arising, evidenced or acquired in connection with the provision of services pursuant to any Banking Services Agreement by any Banking Services Bank to any Company.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

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“Base Rate” shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate and (c) the applicable LIBOR Rate for a LIBOR Loan made that day with a one month Interest Period, plus 1.50% per annum. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.
“Base Rate Loan” shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based on the Base Rate.
“Borrower” shall have the meaning provided in the introductory paragraph to this Agreement.
“Business Day” shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.
“Capital Distribution” means, with respect to any Person, a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of such Person or as a dividend, return of capital or other distribution in respect of any of such Person’s Equity Interests.
“Capital Lease” as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.
“Cash Collateralize” shall mean to deposit with or deliver to the Agent, for the benefit of one or more of the Fronting Banks or Banks, as collateral for any obligations under a Letter of Credit or obligations of Banks to fund participations in respect of any obligations under a Letter of Credit, cash or deposit account balances or, if the Agent and each applicable Fronting Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent and each applicable Fronting Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Control” shall mean (a) the acquisition, or, if earlier, the shareholder or director approval of the acquisition, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Effective Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty-three percent (33%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated; or (c) the approval by the shareholders or directors of Borrower of a plan of complete liquidation of Borrower or an agreement or agreements for the sale or disposition by Borrower of all or substantially all of Borrower’s assets; provided that purchases or other acquisitions of Equity Interests by, and sales or other transfers of Equity Interests to or within the Davey ESOP in accordance with its terms shall not be deemed or construed to cause, trigger or otherwise result in a Change in Control.

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“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Fee Letter” shall mean the Closing Fee Letter, dated as of the Effective Date, from Borrower to the Banks.
“Co-Documentation Agents” shall have the meaning provided in the introductory paragraph to this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commitment” shall mean the obligation hereunder of the Banks to make Loans pursuant to the Revolving Credit Commitments and to participate in the issuance of Letters of Credit up to the Total Commitment Amount.
“Commitment Percentage” shall mean, for each Bank, the percentage set forth opposite such Bank’s name under the column headed “Commitment Percentage” as described in Schedule 1 hereto.
“Commitment Period” shall mean the period from the Effective Date to October 6, 2022, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.
“Commodities Hedge Agreement” shall mean a commodities contract purchased by Borrower or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials used in connection with the business of Borrower and its Subsidiaries.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” shall mean Borrower or a Subsidiary.
“Companies” shall mean Borrower and all Subsidiaries.
“Compliance Certificate” shall mean a certificate, substantially in the form of the attached Exhibit D.

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“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.
“Consolidated Depreciation and Amortization Charges” shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated EBIT” shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period (exclusive of nonrecurring noncash gains or losses recorded in accordance with SFAS 133, Accounting for Derivatives) plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, and (b) Consolidated Interest Expense.
“Consolidated EBITDA” shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated EBIT plus Consolidated Depreciation and Amortization Charges.
“Consolidated Interest Expense” shall mean, for any period, interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases), premium payments, debt discounts, fees, charges and related expenses of Borrower for such period, as determined on a Consolidated basis and to the extent classified as interest expense in accordance with GAAP.
“Consolidated Net Earnings” shall mean, for any period, the net income (loss) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated Net Worth” shall mean, at any date, the Consolidated stockholders’ equity of Borrower, determined as of such date in accordance with GAAP.
“Consolidated Subsidiary” shall mean at any date any Subsidiary the accounts of which would be consolidated with those of Borrower in its consolidated financial statements if such statements were prepared as of such date.
“Controlled Group” shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).
“Credit Party” shall mean Borrower or any Guarantor.
“Daily LIBOR Loan” shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based upon the Daily LIBOR Rate.

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“Daily LIBOR Rate” shall mean, for any day, with respect to a Daily LIBOR Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the interest rates available to Agent in the interbank market in London, England at approximately 11:00 A.M. (London time), for that day, as provided by Bloomberg’s or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity of one month, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of the month pertaining to such Daily LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such Daily LIBOR Loan and with a maturity of one month are offered to the prime banks by leading banks in the London interbank market. The Daily LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Davey ESOT” shall mean, collectively, the Davey 401KSOP and ESOP.
“Debt” shall mean, collectively, all Indebtedness incurred by Borrower to the Banks pursuant to this Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the commitment fees, other fees and any prepayment fees and other amounts payable hereunder (including interest or fees that accrue after the commencement of any insolvency or bankruptcy proceeding, whether or not allowed or allowable in whole or in part as a claim in any such insolvency or bankruptcy proceeding).
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks (or all of the Banks, as the case may be) in writing.
“Default Rate” shall mean a rate per annum equal to two percent (2%) in excess of the Base Rate from time to time in effect.
“Defaulting Bank” shall mean, subject to Section 2.8, any Bank that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Bank notifies Agent and Borrower in writing that such failure is the result of such Bank’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, any Fronting Bank, any Swing Line Lender or any other Bank any other amount required to be paid by it hereunder (including in

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respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified Borrower, Agent or any Fronting Bank or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.8(2)) upon delivery of written notice of such determination to Borrower, each Fronting Bank, each Swing Line Lender and each Bank.
“Derived LIBOR Rate” shall mean a rate per annum equal to the sum of the Applicable LIBOR Margin (from time to time in effect) plus the LIBOR Rate.
“Designated Hedge Agreement” shall mean any Hedge Agreement to which any Credit Party is a party and as to which a Bank or any of its Affiliates is a counterparty that, pursuant to a written instrument signed by Agent, has been designated as a Designated Hedge Agreement so that such Credit Party’s counterparty’s credit exposure thereunder will be entitled to share in the benefits of the Guaranty of Payment to the extent the Guaranty of Payment provides guarantees of such Credit Party under Designated Hedge Agreements.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean October 6, 2017.
“Eligible Assignee” shall mean (i) a Bank, (ii) an Affiliate of a Bank, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) Agent, (B) each Fronting Bank, and (C) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) Borrower or any of Borrower’s Affiliates or Subsidiaries, (y) any holder of any Subordinated Indebtedness of any Credit Party or any of such holder’s Affiliates, or (z) any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (z).
“Environmental Laws” shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.
“Equity Interest” shall mean with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.
“ERISA Event” shall mean (a) the existence of any condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) a Controlled Group member has engaged in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241; (g) an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and

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501 fails to be so qualified or any “cash or deferred arrangement” under any such ERISA Plan fails to meet the requirements of Code Section 401(k); (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan; (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits or an audit initiated by Borrower; or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.
“ERISA Plan” shall mean an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurocurrency Reserve Percentage” shall mean, for any Interest Period in respect of any LIBOR Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to any Bank under said Regulation D.
“Event of Default” shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.
“Excluded Swap Obligation” shall mean, with respect to Borrower or any Guarantor, as it relates to all or a portion of the Guaranty of Payment of such Guarantor or Borrower, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s or Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or Borrower becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee is or becomes illegal.

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“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.9B) or (ii) such Bank changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.2, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.2G and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Obligations” shall have the meaning provided in Section 1.3 hereof.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Effective Date.
“Financial Officer” shall mean any of the following officers: the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Controller.
“Foreign Bank” shall mean (a) if Borrower is a U.S. Person, a Bank that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Bank that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
“Foreign Subsidiary” shall mean a Subsidiary that is organized outside of the United States.

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“Fronting Bank” shall mean, as to any Letter of Credit transaction hereunder, Agent as issuer of the Letter of Credit, or, in the event that Agent is unable to issue a Letter of Credit, such other Bank as shall agree to issue the Letter of Credit in its own name, but on behalf of the Banks hereunder.
“Fronting Exposure” shall mean, at any time there is a Defaulting Bank, (a) with respect to any Fronting Bank, such Defaulting Bank’s applicable percentage of the outstanding letter of credit obligations with respect to Letters of Credit issued by such Fronting Bank other than letter of credit obligations as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Bank’s applicable percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized.
“Funded Indebtedness” shall mean all Indebtedness for borrowed money and capitalized leases, including, but not limited to, current, long-term and Subordinated Indebtedness (other than unsecured Subordinated Indebtedness incurred pursuant to Section 5.8(e) hereof) and Synthetic Lease Indebtedness, if any; provided, however, that (a) any Synthetic Lease Indebtedness that is fully cash collateralized pursuant to documentation satisfactory to Agent and the Required Banks shall not be deemed to be Funded Indebtedness and (b) the following shall not be deemed to be “funded”: (i) reimbursement obligations (contingent or otherwise) under any letter of credit, so long as such obligations remain solely contingent obligations, (ii) obligations with respect to any Hedge Agreement, so long as such obligations remain solely contingent obligations, and (iii) self-insurance liabilities incurred pursuant to Section 5.8(b) hereof.
“GAAP” shall mean generally accepted accounting principles from time to time in effect in the United States of America, applied on a consistent basis.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.
“Guarantor of Payment” shall mean each of the Companies set forth on Schedule 2 hereof, that are each executing and delivering an Amended and Restated Guaranty of Payment, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Effective Date.
“Guaranty Obligations” shall mean as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the

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“primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor; (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness; or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product or service warranties. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Guaranty of Payment” shall mean (a) in the case of Borrower, the Parent Guaranty of Payment, and (b) in the case of any Subsidiary of Borrower, each of the Amended and Restated Guaranties of Payment executed and delivered on or after the Effective Date in connection herewith by the Guarantors of Payment, as the same may from time to time be further amended, restated or otherwise modified.
“Hedge Agreement” shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement or (iii) any Commodities Hedge Agreement.
“Hedging Obligations” shall mean all obligations of any Credit Party under and in respect of any Designated Hedge Agreement.
“Increasing Lender” shall have the meaning provided in Section 2.5(d) hereof.
“Indebtedness” shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker’s acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all Synthetic Lease Indebtedness, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of

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a borrowing of money entered into by such Company to finance its operations or capital requirements and (j) all guarantees of any of the foregoing Indebtedness by any Company.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Insurance Subsidiary” shall mean Standing Rock Insurance Company, a Vermont corporation.
“Insurance Subsidiary Letter of Credit” shall mean any standby letter of credit issued at the request of the Insurance Subsidiary which standby letter of credit (and any application and reimbursement entered into in connection therewith) may, at the request of Borrower, contain a waiver of reimbursement or setoff rights against the Insurance Subsidiary by KeyBank National Association.
“Interest Adjustment Date” shall mean the last day of each Interest Period.
“Interest Coverage Ratio” shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense paid in cash, in each case, for the most recently completed four (4) fiscal quarters.
“Interest Period” shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Loan shall be one (1) month, three (3) months, or six (6) months, in each case as Borrower may select upon notice, as set forth in Section 2.2 hereof, provided that: (a) if Borrower fails to so select the duration of any Interest Period, Borrower shall be deemed to have converted such LIBOR Loan to a Base Rate Loan at the end of the then current Interest Period; and (b) Borrower may not select any Interest Period for a LIBOR Loan that ends after any date when principal is due on such LIBOR Loan.
“IRS” means the United States Internal Revenue Service.
“KeyBank” shall mean KeyBank National Association.
“Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.
“Letter of Credit” shall mean (a) any Insurance Subsidiary Letter of Credit, and (b) any other standby letter of credit that shall be issued by the Fronting Bank for the benefit of Borrower or a Guarantor of Payment, in each case including amendments thereto, if any, and, unless otherwise agreed to by the Fronting Bank, having an expiration date no later than thirty (30) days prior to the

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last day of the Commitment Period; provided, however, that if the Fronting Bank has agreed that a Letter of Credit may have an expiration date after the last day of the Commitment Period, then within thirty (30) days prior to the last day of the Commitment Period, such Letter of Credit shall be Cash Collateralized in a manner and in an amount acceptable to the Fronting Bank.
“Letter of Credit Commitment” shall mean the commitment of the Fronting Bank, on behalf of the Banks, to issue Letters of Credit in an aggregate outstanding face amount of up to One Hundred Million Dollars ($100,000,000), during the Commitment Period, on the terms and conditions set forth in Section 2.1C hereof; provided, however, that at no time shall the outstanding face amount of Insurance Subsidiary Letters of Credit exceed Ten Million Dollars ($10,000,000).
“Letter of Credit Exposure” shall mean the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrower or converted to a Revolving Loan pursuant to Section 2.1C hereof.
“Letter of Credit Fee” shall have the meaning provided in Section 2.1C hereof.
“Leverage Ratio” shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Funded Indebtedness at such time to (b) Consolidated EBITDA for the most recently completed four (4) fiscal quarters.
“LIBOR Loan” shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based upon the LIBOR Rate. Unless the context requires otherwise, LIBOR Loan shall include Daily LIBOR Loan.
“LIBOR Rate” shall mean, for any Interest Period with respect to a LIBOR Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, as provided by Bloomberg’s or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage. Notwithstanding the foregoing, in no event shall the LIBOR Rate be less than 0%.

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“Lien” shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement and any capitalized leases with respect to any property (real or personal) or asset.
“Loan” or “Loans” shall mean any Revolving Loan or Swing Line Loan made to Borrower by the Banks in accordance with Section 2.1 hereof.
“Loan Documents” shall mean this Agreement, each of the Notes, each of the Guaranties of Payment, all documentation relating to each Letter of Credit and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.
“Master Note Purchase Agreement” shall mean that certain Master Note Purchase Agreement, dated as of July 22, 2010, by and among Borrower and the purchasers party thereto, pursuant to which Borrower issued and sold Thirty Million Dollars ($30,000,000) in aggregate principal amount of its 5.09% Senior Notes, Series A, due July 22, 2020, as the same may from time to time be amended, restated or otherwise modified.
“Material Acquisition” shall mean any Acquisition in which the total aggregate cash consideration to be paid (including the assumption of any Indebtedness) pursuant to such Acquisition is in excess of Twenty Five Million Dollars ($25,000,000).
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Borrower or any Guarantor of Payment, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Banks hereunder or thereunder.
“Material Indebtedness Agreement” shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company in excess of the aggregate amount of $5,000,000.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor to such company.
“More Restrictive Covenant” shall have the meaning provided in Section 5.7(b) hereof.
“Multiemployer Plan” shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.
“Non-Defaulting Bank” shall mean, at any time, each Bank that is not a Defaulting Bank at such time.
“Non-Increasing Lender” shall have the meaning provided in Section 2.5(d) hereof.
“Note” shall mean any Revolving Credit Note, Swing Line Note, or any other note delivered pursuant to this Agreement.
“Notice of Loan” shall mean a Notice of Loan in the form of the attached Exhibit C.

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“Notice of Swing Line Loan Refunding” shall have the meaning provided in Section 2.1B(1) hereof.
“Obligations” shall mean, collectively, (a) the Debt, (b) the Banking Services Obligations, (c) the Related Expenses, and (d) all Hedging Obligations; provided, however, that Obligations shall not include any Excluded Swap Obligations.
“Obligor” shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.
“OFAC” shall have the meaning provided in Section 6.19 hereof.
“Old Republic” shall mean Old Republic Insurance Company.
“Organizational Documents” shall mean, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced by any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.9).
“Parent Guaranty of Payment” shall mean a Third Amended and Restated Guaranty of Payment, in form and substance satisfactory to Agent and the Banks, executed and delivered by Borrower on the date hereof pursuant to which Borrower shall guaranty the payment in full of all of the obligations of the Insurance Subsidiary with respect to each Letter of Credit issued for its account or at its request.
“Participant Register” shall have the meaning provided in Section 10.11 hereof.
“PBGC” shall mean the Pension Benefit Guaranty Corporation, or its successor.
“Pension Plan” shall mean an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).
“Permitted Receivables Facility” shall mean (i) any customary “factoring” program which involves the transfer or sale without recourse (other than customary limited recourse) of accounts receivable and related assets and rights and (ii) any other customary program for financing based

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solely on the grant of security interests on accounts receivable (and the proceeds thereof and related agreements and security customary for accounts receivable financings) of Borrower and its Subsidiaries and which involves the transfer, contribution or sale without recourse (other than customary limited recourse) of such accounts receivable to a Receivables Subsidiary and transfers, pledges or sales of interests in such accounts receivable to the parties providing such financing, so long as (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by any Company, (b) there shall be no recourse or obligation to any Company (other than the Receivables Subsidiary) whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Receivables Subsidiary that in the reasonable opinion of Agent are customary for securitization transactions (including performance guarantees by Borrower of any of its Subsidiaries), and (c) no Company (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in subpart (b) of this definition.
“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.
“Prime Rate” shall mean the interest rate established from time to time by Agent as Agent’s prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.
“Purchase Date” shall have the meaning provided in Section 2.1B(2) hereof.
“Qualified ECP Guarantor” shall mean, in respect of any Obligations with respect to a Designated Hedge Agreement, each Guarantor of Payment that has total assets exceeding $10,000,000 at the time the relevant guarantee becomes effective with respect to such Obligations or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Receivables Related Assets” shall mean, collectively, any indebtedness and other obligations owed to the Company or any of its Subsidiaries by, or any right of the Company or any of its Subsidiaries to payment from or on behalf of, the Person obligated with respect to such indebtedness or other obligations, arising in connection with the sale of goods or the rendering of services by the Company or any of its Subsidiaries (in each case, an “Account Receivable”) that is subject to the Permitted Receivables Facility, and the following to the extent that they are proceeds of or relate to the Accounts Receivable that are subject to the Permitted Receivables Facility: (A) accounts, (B) instruments, (C) chattel paper, (D) general intangibles, (E) the merchandise or goods (including returned goods), the sale or lease of which gave rise to such Accounts Receivable, and the insurance proceeds thereof, (F) contractual rights (including any agreement, lease, invoice or other writing), guaranties, insurance, claims and indemnities, (G) books and records, (H) all documentation of title evidencing the shipment or storage of any goods (including returned goods), (I) guaranties and collections of such Accounts Receivable, (J) any security interest or liens and

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property thereto from time to time purporting to secure payment of such Accounts Receivable, (K) lock-box accounts and amounts on deposit therein, (L) monies due or to become due, and (M) all proceeds and products of and all amounts received or receivable under any of the foregoing.
“Receivables Subsidiary” shall mean a wholly-owned Subsidiary of Borrower that has been established as a “bankruptcy remote” Subsidiary for the sole purpose of acquiring and selling or transferring or granting security interests in accounts receivable and related assets under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.
“Recipient” shall mean (a) Agent, (b) any Bank and (c) any Fronting Bank, as applicable.
“Register” shall have the meaning provided in Section 10.10(i) hereof.
“Related Expenses” shall mean any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits and disbursements) incurred by, imposed upon, or asserted against, Agent or any Bank in any attempt by Agent (a) to obtain payment, performance or observance of any and all of the Debt, or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.
“Related Writing” shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report, certificate or other writing furnished by Borrower, any Subsidiary or any Obligor, or any of their respective officers, to the Banks and/or Agent pursuant to or otherwise in connection with this Agreement.
“Reportable Event” shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.
“Required Banks” shall mean the holders of more than sixty-six and two-thirds percent (66⅔%) of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of more than sixty-six percent and two-thirds percent (66⅔%) of the aggregate amount outstanding under the Notes; provided, that, if any Bank shall be a Defaulting Bank at such time, then there shall be excluded from the determination of Required Banks, Obligations owing to such Defaulting Bank and such Defaulting Bank’s Commitments.
“Restricted Payment” means any Capital Distribution.
“Revolving Credit Commitment” shall mean the obligation hereunder of each Bank, during the Commitment Period, to participate in the making of Revolving Loans, Swing Line Loans and the issuance of Letters of Credit, up to the aggregate amount set forth opposite such Bank’s name under the columns headed “Revolving Credit Commitment Amount” and “Swing Line Commitment Amount,” respectively, as set forth on Schedule 1 hereof (or such other amount as shall be determined pursuant to Section 2.5 hereof).

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“Revolving Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the aggregate principal amount of all Swing Line Loans outstanding and (c) the Letter of Credit Exposure.
“Revolving Credit Note” shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.1A hereof.
“Revolving Loan” shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1A hereof.
“Sanctions” shall mean economic or financial sanctions or trade embargos imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) Global Affairs Canada or (c) the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom.
“SDN List” shall have the meaning provided in Section 6.19 hereof.
“SEC” shall mean the United States Securities and Exchange Commission.
“Senior Note Purchase Agreements” shall mean (i) the Master Note Purchase Agreement and (ii) one additional note purchase agreement, by and among Borrower and the purchasers party thereto, pursuant to which Borrower issues and sells not greater than Thirty Million Dollars ($30,000,000) in aggregate principal amount of senior unsecured notes; provided that each such additional note purchase agreement is in form and substance reasonably acceptable to Agent; provided further that the aggregate amount of the Master Note Purchase Agreement when combined with any other note purchase agreement entered into in accordance with clause (ii) above, shall not at any point exceed Seventy-five Million Dollars ($75,000,000).
“Standard & Poor’s” shall mean Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.
“Subordinated”, as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Banks) in favor of the prior payment in full of the Debt.
“Subsidiary” of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

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“Swap Obligation” shall mean, with respect to Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Commitment” shall mean $25,000,000.
“Swing Line Facility” shall mean the credit facility established under Section 2.1B hereof pursuant to the Swing Line Commitment of the Swing Line Lender.
“Swing Line Lender” shall mean KeyBank National Association.
“Swing Line Loan” shall mean any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.1B hereof.
“Swing Line Loan Maturity Date” shall mean, with respect to any Swing Line Loan, the earlier of (i) the last day of the period for such Swing Line Loan as established by the Swing Line Lender and agreed to by Borrower, which shall be less than fifteen (15) days, and (ii) the expiration of the Commitment Period.
“Swing Line Note” shall mean a promissory note substantially in the form of Exhibit B hereto.
“Swing Line Loan Participation Amount” shall have the meaning provided in Section 2.1B hereof.
“Swing Line Loan Participation” shall have the meaning provided in Section 2.1B hereof.
“Synthetic Lease” shall mean any lease entered into by any Company that is treated as a lease for accounting purposes but that is intended by the parties to be treated as a financing transaction for income tax, property law and/or bankruptcy purposes, and in respect of which transaction any Synthetic Lease Indebtedness is issued or incurred.
“Synthetic Lease Indebtedness” shall mean the aggregate principal amount of (and capitalized interest on) all Indebtedness incurred or issued in connection with any Synthetic Lease that is secured, supported or serviced, directly or indirectly, by any payments made by any Company.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Assets” shall mean the total assets of Borrower and its Consolidated Subsidiaries on a Consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Borrower delivered to Agent pursuant to Section 5.3(a) or (b) as applicable.
“Total Commitment Amount” shall mean, at any time, the Total Revolving Commitment Amount.

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“Total Revolving Commitment Amount” shall mean the principal amount of Two Hundred Fifty Million Dollars ($250,000,000), or such other amount as shall be determined pursuant to Section 2.5 hereof.
“Treasury Regulations” means final and temporary regulations promulgated under the Code.
“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 3.2 hereof.
“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.
“Voting Power” shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.
“Welfare Plan” shall mean an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l).
“Withholding Agent” shall mean any Credit Party and Agent.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.
The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.
SECTION 1.2     ACCOUNTING PRINCIPLES. Should any change in U.S. generally accepted principles from those used in the preparation of the audited consolidated financial statements of Borrower referred to in Section 5.3(b) occur by reason of any change in the rules, regulations, regulations, pronouncements, opinion or other requirements of the Financial Accounting Standards Board (FASB) (or any successor thereto or agency with similar function), or if Borrower adopts the International Financial Reporting Standards, and such change in accounting principles and/or adoption of such standards results in a change in the method or results

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of calculation of financial covenants and/or defined terms contained in this Agreement, then at the option of the Required Banks or Borrower, the parties will enter into good faith negotiations to amend such financial covenants and/or defined terms in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such changes and/or adoption so that the criteria for evaluating the financial condition of Borrower shall be the same in commercial effect after, as well as before, such changes and/or adoption are made (in which case the method and calculation of financial covenants and/or defined terms related thereto hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP prior to such change therein or adoption; provided, further that, any obligations relating to a lease that in accordance with GAAP in effect on the Effective Date, would be accounted for by the Borrower as an operating lease shall be accounted for as obligations relating to an operating lease and not as obligations relating to a Capital Lease (and any future, replacement or amended lease, if it were in effect on the Effective Date, that would be treated as an operating lease for purposes of GAAP as of the Effective Date shall be treated as an operating lease); provided, further that, Borrower shall provide to Agent financial statements and other documents required under this Agreement which include a reconciliation showing such treatment before and after giving effect to such change in GAAP.
SECTION 1.3    EFFECT OF AMENDMENT AND RESTATEMENT; NO NOVATION. Upon the effectiveness of this Agreement, the A&R Credit Agreement shall be amended and restated in its entirety by this Agreement. The obligations of Borrower and each Obligor to repay the Debt as defined in and under the A&R Credit Agreement (the “Existing Obligations”) shall continue in full force and effect, and the effectiveness of this Agreement shall not constitute a novation or repayment of the Existing Obligations. Borrower hereby reaffirms its obligations, liabilities and the validity of all covenants by it contained in any and all Loan Documents, as amended, supplemented or otherwise modified by this Agreement and by the other Loan Documents delivered on or prior to the Effective Date. Any and all references in any Loan Documents to the A&R Credit Agreement shall be deemed to be amended to refer to this Agreement. Without limiting the foregoing, upon the effectiveness hereof: Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Bank’s credit and loan exposure under the A&R Credit Agreement as are necessary in order that the Existing Obligations due and payable to a Bank party hereto reflect such Bank’s ratable share of the aggregate of all such Existing Obligations on the Effective Date. Except as expressly modified herein, all of the terms and provisions of the A&R Credit Agreement shall continue to apply for the periods prior to the Effective Date, including any determinations of payment dates, interest rates, compliance with covenants and other obligations, accuracy of representations and warranties, Events of Default or any amount payable to Agent or Banks. As to all periods occurring on or after the Effective Date, all of the covenants in the A&R Credit Agreement shall be of no further force and effect (with respect to such periods), it being understood that all obligations of Borrower under the A&R Credit Agreement shall be governed by this Agreement from and after the Effective Date.

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ARTICLE II.
AMOUNT AND TERMS OF CREDIT
SECTION 2.1    AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank will participate to the extent hereinafter provided in making Loans to Borrower, and issuing Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.
Each Bank, for itself and not one for any other, agrees to participate in Loans made and Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing of Revolving Loans by Borrower or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Revolving Credit Notes issued to such Bank, when combined with such Bank’s pro rata share of the Letter of Credit Exposure, shall not be in excess of the Revolving Credit Commitment for such Bank, and (b) such aggregate principal amount outstanding on the Revolving Credit Notes issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Credit Notes (including the Revolving Credit Notes held by such Bank) that is such Bank’s Commitment Percentage.
Each borrowing from the Banks hereunder shall be made pro rata according to the Banks’ respective Commitment Percentages. The Loans may be made as Revolving Loans or Swing Line Loans, and Letters of Credit may be issued, as follows:

A.	Revolving Loans.
Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Total Revolving Commitment Amount, when such Revolving Loans are combined with the Letter of Credit Exposure. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) Base Rate Loans or (b) LIBOR Loans.
Borrower shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing December 31, 2017, and on the last day of each succeeding March, June, September and December thereafter and at the maturity thereof.
Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived LIBOR Rate, fixed in advance for each Interest Period (but subject to changes in the Applicable LIBOR Margin) as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three

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(3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).
At the request of Borrower to Agent, subject to the notice and other provisions of Section 2.2 hereof, the Banks shall convert Base Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Base Rate Loans on any Interest Adjustment Date.
The obligation of Borrower to repay the Base Rate Loans and LIBOR Loans that are Revolving Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower in the form of Exhibit A hereto, payable to such Bank in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1A to borrow Revolving Loans, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

B.	Swing Line Loans.
Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Line Loan to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Swing Line Commitment. Swing Line Loans: (i) shall be payable on the Swing Line Loan Maturity Date applicable to each such Swing Line Loan; (ii) shall be made only in U.S. Dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Line Loans outstanding does not exceed the Swing Line Commitment, and (B) the Revolving Credit Exposure would not exceed the Total Commitment Amount; (v) shall not be made if, after giving effect thereto, Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 2.8 hereof; (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Line Loan and (vii) at no time shall there be more than one (1) borrowing of Swing Line Loans outstanding hereunder. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Swing Line Loans, maturing on the applicable Swing Line Loan Maturity Date, by means of Daily LIBOR Rate Loans.
Borrower shall pay interest on the unpaid principal amount of each Daily LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Daily LIBOR Rate. Interest on such Daily LIBOR Loans shall be payable on the applicable Swing Line Loan Maturity Date.
1.Swing Line Loan Refunding. The Swing Line Lender may at any time, in its sole and absolute discretion, direct that the Swing Line Loans owing to it be refunded by delivering a notice to such effect to the Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Line Loan Refunding”). Promptly upon receipt of a Notice of Swing Line Loan Refunding, the Agent shall give notice of the contents thereof to the Banks with Commitments and, unless an Event of Default specified in Section 7.11 in respect of Borrower has occurred, to Borrower. Each such Notice of Swing Line Loan Refunding shall be deemed to constitute delivery by Borrower under such Swing Line Loan of a Notice of Loan requesting Revolving Loans consisting of Daily LIBOR Loans in the amount of the

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Swing Line Loan to which it relates. Each Bank with a Revolving Credit Commitment (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 2.2 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph 3. below) to make a Revolving Loan to Borrower in the amount of such Bank’s Commitment Percentage of the aggregate amount of the Swing Line Loans to which such Notice of Swing Line Loan Refunding relates. Each such Bank shall make the amount of such Revolving Loan available to the Agent by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 with respect to Revolving Loans not later than 3:00 P.M. (Cleveland, Ohio time), if such notice is received by such Bank prior to 11:00 A.M. (Cleveland, Ohio time), or not later than 2:00 P.M. (Cleveland, Ohio time) on the next Business Day, if such notice is received by such Bank after such time. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Line Loans to which such Notice of Swing Line Loan Refunding relates.
2.Swing Line Loan Participation. If prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Loan Refunding, any of the events specified in Section 7.11 shall have occurred in respect of Borrower or one or more of the Banks with Revolving Credit Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Bank (other than the Swing Line Lender), or each Bank (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the “Purchase Date”), purchase an undivided participating interest (a “Swing Line Loan Participation”) in the outstanding Swing Line Loans to which such Notice of Swing Line Loan Refunding relates, in an amount (the “Swing Line Loan Participation Amount”) equal to such Bank’s Commitment Percentage of such outstanding Swing Line Loans. On the Purchase Date, each such Bank or each such Bank so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Bank’s Swing Line Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Bank, deliver to such Bank a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Bank’s Swing Line Loan Participation in, such Swing Line Loans and its Swing Line Loan Participation Amount in respect thereof. If any amount required to be paid by a Bank to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Loan Participation is not paid on the date such payment is due, such Bank shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full. Whenever, at any time after the Swing Line Lender has received from any other Bank such Bank’s Swing Line Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of Borrower on account of the related Swing Line Loans, the Swing Line Lender will promptly distribute to such Bank its ratable share of such amount based on its Commitment Percentage of such amount on such date on account of its Swing Line Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to

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be returned, such Bank will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.
3.Obligations Unconditional. Each Bank’s obligation to make Revolving Loans pursuant to Section 2.1B and/or to purchase Swing Line Loan Participations in connection with a Notice of Swing Line Loan Refunding shall be subject to the conditions that (i) such Bank shall have received a Notice of Swing Line Loan Refunding complying with the provisions hereof and (ii) at the time the Swing Line Loans that are the subject of such Notice of Swing Line Loan Refunding were made, the Swing Line Lender making the same had no actual written notice from another Bank that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender that gives such Notice of Swing Line Loan Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Bank may have against any other Bank, Borrower, any Guarantor, or any other Person, or Borrower or Guarantor may have against any Bank or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.
Upon the request of any Bank, the obligation of Borrower to repay the Swing Line Loan made by such Bank and to pay interest thereon shall be evidenced by a Swing Line Loan Note of Borrower in the form of Exhibit B hereto, payable to the Swing Line Lender in the principal amount of its Swing Line Loan Participation Amount, or, if less, the aggregate unpaid principal amount of Swing Line Loans made hereunder by the Swing Line Lender. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1B to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

C.	Letters of Credit.
Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Bank, in its own name, but only as agent for the Banks, shall issue such Letters of Credit for the account of Borrower, any Guarantor of Payment or the Insurance Subsidiary as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and the Fronting Bank shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the Letter of Credit Exposure would exceed the Letter of Credit Commitment or (b) the Revolving Credit Exposure would exceed the Total Commitment Amount. The issuance of each Letter of Credit shall confer upon each Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Bank’s Commitment Percentage.
Each request for a Letter of Credit shall be delivered to Agent not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Bank if the Fronting Bank is a Bank other than Agent) and specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the beneficiary, the

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intended date of issuance, the expiry date thereof (which date shall not be later than the last day of the Commitment Period, unless Borrower Cash Collateralizes such Letters of Credit in a manner reasonably acceptable to Agent), and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrower, any Guarantor of Payment for whose benefit the Letter of Credit is to be issued, or the Insurance Subsidiary, as appropriate, shall execute and deliver to the Fronting Bank an appropriate application and agreement, being in the standard form of the Fronting Bank for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Bank notice of each such request for a Letter of Credit.
In respect of each Letter of Credit and the drafts thereunder, if any, whether issued for the account of Borrower, a Guarantor of Payment or the Insurance Subsidiary, Borrower agrees (a) to pay to Agent, for the pro rata benefit of the Banks, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears at a rate per annum equal to the Applicable LIBOR Margin (in effect on the date such Letter of Credit is issued or renewed) times the face amount of such Letter of Credit during such fiscal quarter (the “Letter of Credit Fee”); (b) to pay to Agent, for its own account as issuing bank, a fronting fee based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, at a rate per annum equal to ten (10) basis points times the face amount of such Letter of Credit; and (c) to pay to the Fronting Bank, for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Bank under its fee schedule as in effect from time to time.
Whenever a Letter of Credit is drawn, Borrower shall immediately reimburse the Fronting Bank for the amount drawn. In the event that the amount drawn is not reimbursed by Borrower within one (1) Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent), Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Section 2.1A, in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Bank agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.1A when required by this Section 2.1C is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Fronting Bank, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank’s Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this paragraph to reimburse, in full, the Fronting Bank for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrower hereunder. Each Bank is hereby authorized to record on its records relating to its Revolving Credit Note such Bank’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.
If, for any reason, Agent (or the Fronting Bank if the Fronting Bank is a Bank other than Agent) is unable to or, in the opinion of Agent, it is impracticable to, convert any Letter of Credit to a Revolving Loan pursuant to the preceding paragraph, Agent (or the Fronting Bank if the Fronting Bank is a Bank other than Agent) shall have the right to request that each Bank purchase a

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participation in the amount due with respect to such Letter of Credit, and Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, Agent (or the Fronting Bank if the Fronting Bank is a Bank other than Agent) hereby agrees to grant to each Bank, and each Bank hereby agrees to acquire from Agent (or the Fronting Bank if the Fronting Bank is a Bank other than Agent), an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Bank’s Commitment Percentage of the aggregate principal amount of the amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent (or the Fronting Bank if the Fronting Bank is a Bank other than Agent), for its sole account, such Bank’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Bank’s Commitment Percentage). Each Bank acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by Borrowers pursuant to this Section 2.1C is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank’s Revolving Credit Commitment shall have been reduced or terminated. Each Bank shall comply with its obligation under this Section 2.1C by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 with respect to Revolving Loans. Each Bank is hereby authorized to record on its records such Bank’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.
SECTION 2.2    CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of the Banks to make a Loan, convert a LIBOR Loan or Base Rate Loan or continue a LIBOR Loan and of Agent to issue any Letter of Credit is conditioned, in the case of each borrowing, conversion or continuation of a Loan or issuance of a Letter of Credit hereunder, upon:
(a)    all conditions precedent as listed in Article IV hereof shall have been satisfied;
(b)    with respect to Base Rate Loans, receipt by Agent of a Notice of Loan, such notice to be received by 2:00 P.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion, with respect to LIBOR Loans (other than Daily LIBOR Loans), by 2:00 P.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing, conversion or continuation and with respect to Daily LIBOR Loans by 2:00 P.M. (Cleveland, Ohio time) on the proposed date of borrowing. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date such Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds, required of it;

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(c)    with respect to Letters of Credit, satisfaction of the notice provisions set forth in Section 2.1C hereof;
(d)    Borrower’s request for (i) a Base Rate Loan shall be in an amount of not less than One Hundred Thousand Dollars ($100,000), increased by increments of Fifty Thousand Dollars ($50,000), (ii) a LIBOR Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Million Dollars ($1,000,000) and (iii) a Swing Line Loan shall be in an amount of not less than One Hundred Thousand Dollars ($100,000);
(e)    the fact that no Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan or issuance of the Letter of Credit would exist; and
(f)    the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct with the same force and effect as if made on and as of the date of the making, conversion, or continuation of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.
At no time shall Borrower request that LIBOR Loans be outstanding for more than ten (10) different Interest Periods at any time.
Each request by Borrower for the making of a Loan, conversion of a LIBOR Loan or Base Rate Loan or continuation of a LIBOR Loan, or for the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (e) and (f) above.
Each request for a LIBOR Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the Banks as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund such LIBOR Loan. A certificate as to the amount of such loss or expense submitted by the Banks to Borrower shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.3    PAYMENT ON NOTES, ETC. All payments of principal, interest and commitment and other fees shall be made to Agent in immediately available funds for the account of the Banks. Agent, within one (1) Business Day, shall distribute to each Bank its ratable share of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Base Rate Loans and LIBOR Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower’s obligations under each Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the

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next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.
SECTION 2.4    PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Notes then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrower shall give Agent notice of prepayment of any Base Rate Loan by not later than 2:00 P.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and notice of the prepayment of any LIBOR Loan (other than any Swing Line Loan) not later than 2:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made. Prepayments of Base Rate Loans shall be without any premium or penalty, other than any prepayment fees, penalties or other charges that may be contained in any Hedge Agreement. Each partial prepayment shall be in an aggregate principal amount of at least, in the case of a LIBOR Loan (other than a Swing Line Loan), One Million Dollars ($1,000,000) (or, if less, the full amount of such LIBOR Loan), or an integral multiple of $1,000,000 in excess thereof. Any prepayment made pursuant to this Section 2.4 shall be accompanied by any amounts payable in respect thereof under Article III hereof.
SECTION 2.5    COMMITMENT AND OTHER FEES; REDUCTION OF COMMITMENT.
(a)    Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Revolving Credit Commitment, a commitment fee from the date hereof to and including the last day of the Commitment Period, payable quarterly, equal to (a) the Applicable Commitment Fee Rate in effect on the payment date, times (b) (i) the Total Revolving Commitment Amount minus (ii) the average daily Revolving Credit Exposure (other than outstanding Swing Line Loans) during such quarter. The commitment fee shall be payable in arrears, on December 31, 2017 and on the last day of each succeeding March, June, September and December thereafter, and on the last day of the Commitment Period.
(b)    Borrower shall pay to Agent, for its sole benefit, the agent fees agreed to by Agent and Borrower from time to time.
(c)    Borrower may at any time or from time to time permanently reduce in whole or ratably (for all of the Banks) in part the Revolving Credit Commitments of the Banks hereunder to an amount not less than the then existing Revolving Credit Exposure, by giving notice to Agent not fewer than three (3) Business Days in advance of the proposed date of such reduction, provided that any such partial reduction shall be in an aggregate amount for all of the Banks of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Agent shall promptly notify each Bank of the date of each such reduction and such Bank’s proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Total Revolving Commitment Amount as so reduced. If Borrower reduces in whole the Total Revolving Commitment Amount of the Banks, on the effective date of such reduction (Borrower having

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prepaid in full the unpaid principal balance, if any, of the Revolving Credit Notes, together with all interest and commitment and other fees accrued and unpaid, and provided that no issued and outstanding Letters of Credit shall exist), all of the Revolving Credit Notes shall be delivered to Agent marked “Canceled” and Agent shall redeliver such Revolving Credit Notes to Borrower. Any partial reduction in the Commitment shall be effective during the remainder of the Commitment Period.
(d)    At any time after the Effective Date and prior to the last day of the Commitment Period, Borrower may, by written notice to Agent, request that the Total Revolving Commitment Amount be increased up to the maximum principal amount of Three Hundred Twenty-Five Million Dollars ($325,000,000), so long as no Default or Event of Default has occurred and is continuing at the time of such request and on the date of and after giving effect to any such increase. Upon receipt of any such request, Agent shall deliver a copy of such request to each Bank. Borrower shall set forth in such request the amount of the requested increase in the Total Revolving Commitment Amount and the date on which such increase is requested to become effective (which shall be not less than (ten) 10 Business Days nor more than sixty (60) days after the date of such request and that, in any event, must be at least ninety (90) days prior to the last day of the Commitment Period), and shall offer each Bank the opportunity to increase its Revolving Credit Commitment by its Commitment Percentage of the proposed increased amount. Each Bank shall, by notice to Borrower and Agent given not more than ten (10) Business Days after the date of Agent’s notice, either agree to increase its Revolving Credit Commitment by all or a portion of the offered amount (each such Bank so agreeing being an “Increasing Lender”) or decline to increase its Revolving Credit Commitment (and any such Bank that does not deliver such a notice within such period of ten (10) Business Days shall be deemed to have declined to increase its Revolving Credit Commitment and each Bank so declining or being deemed to have declined being a “Non-Increasing Lender”). If, on the tenth (10th) Business Day after Agent shall have delivered notice as set forth above, the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Revolving Credit Commitments by an aggregate amount less than the increase in the Total Commitment Amount requested by Borrower, Borrower may arrange for one or more Persons that are acceptable to Agent (each such Person so agreeing being an “Augmenting Lender”), and Borrower and each Augmenting Lender shall execute all such documentation as Agent shall reasonably specify to evidence its Revolving Credit Commitment and/or its status as a Bank with a Revolving Credit Commitment hereunder. Upon the execution of such documentation, each such Augmenting Lender shall become a party to this Agreement without any consent from the Banks of any kind. Any increase in the Total Revolving Commitment Amount may be made in an amount that is less than the increase requested by Borrower if Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders, in the full amount. Any fees charged by any Increasing Lender shall be based solely upon the increased amount of its Revolving Credit Commitment and shall not be in excess of ten (10) basis points.

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Each of the parties hereto agrees that Agent may take any and all actions as may be reasonably necessary to ensure that after giving effect to any increase in the Total Revolving Commitment Amount pursuant to this Section 2.5(d), the outstanding Revolving Loans (if any) are held by the Banks in accordance with their new Commitment Percentages. This may be accomplished at the discretion of Agent in consultation with Borrower:  (w) by requiring the outstanding Loans to be prepaid with the proceeds of new Loans; (x) by causing the Non-Increasing Lenders to assign portions of their outstanding Loans to Increasing Lenders and Augmenting Lenders; (y) by permitting the Loans outstanding at the time of any increase in the Total Revolving Commitment Amount pursuant to this Section 2.5(d) to remain outstanding until the last days of the respective Interest Periods therefor, even though the Banks would hold such Loans other than in accordance with their new Commitment Percentages; or (z) by any combination of the foregoing; provided, however that, Agent shall use commercially reasonable efforts to accomplish the foregoing without giving rise to, or to minimize, any indemnification obligations by Borrower pursuant to Article III hereof.
On the effective date of any increase in the Total Revolving Commitment Amount in accordance with this Section 2.5, Schedule 1 hereto shall be deemed automatically amended to reflect the new Revolving Credit Commitments and Commitment Percentages of each Bank.
SECTION 2.6    COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. With the exception of Base Rate Loans, interest on Loans and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, (a) the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased from the Applicable LIBOR Margin then in effect to three percent (3%). In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.
SECTION 2.7    MANDATORY PAYMENT. If the Revolving Credit Exposure at any time exceeds the Total Revolving Commitment Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Revolving Loans sufficient to bring the aggregate outstanding principal amount of all Revolving Loans and the aggregate undrawn face amount of all issued and outstanding Letters of Credit within the Revolving Credit Commitments of the Banks. Any prepayment of a LIBOR Loan pursuant to this Section 2.7 shall be accompanied by any amount required to be paid pursuant to Sections 3.4 and 3.8 hereof.
SECTION 2.8    DEFAULTING BANK.
1.    Defaulting Bank Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:

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(a)    Waivers and Amendments. Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Banks;
(b)    Defaulting Bank Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Agent from a Defaulting Bank shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to any Fronting Bank or Swing Line Lender hereunder; third, to Cash Collateralize the Fronting Banks’ Fronting Exposure with respect to such Defaulting Bank in accordance with this Section 2.8; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Bank’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Fronting Banks’ future Fronting Exposure with respect to such Defaulting Bank with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.8; sixth, to the payment of any amounts owing to the Banks, the Fronting Banks or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Bank, the Fronting Banks or Swing Line Lender against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit disbursements in respect of which such Defaulting Bank has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 2.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit disbursements owed to, all Non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit disbursements owed to, such Defaulting Bank until such time as all Loans and funded and unfunded participations in Letter of Credit obligations and Swing Line Loans are held by the Banks pro rata in accordance with the Commitments under the applicable facility without giving effect to Section 2.8(1)(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post Cash Collateral pursuant to this Section 2.8(1)(b) shall be deemed paid to and redirected by such Defaulting Bank, and each Bank (including such Defaulting Bank) irrevocably consents hereto.

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(c)    Certain Fees.
(A)    No Defaulting Bank shall be entitled to receive any commitment fee for any period during which that Bank is a Defaulting Bank (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Bank).
(B)    Each Defaulting Bank shall be entitled to receive Letter of Credit Fees for any period during which that Bank is a Defaulting Bank only to the extent allocable to its applicable percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.8(1)(b).
(C)    With respect to any commitment fee or Letter of Credit Fees not required to be paid to any Defaulting Bank pursuant to clause (A) or (B) above, Borrower shall (x) pay to each Non-Defaulting Bank that portion of any such fee otherwise payable to such Defaulting Bank with respect to such Defaulting Bank’s participation in Letter of Credit obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Bank pursuant to clause (d) below, (y) pay to each Fronting Bank and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Bank to the extent allocable to such Fronting Bank’s or Swing Line Lender’s Fronting Exposure to such Defaulting Bank, and (z) not be required to pay the remaining amount of any such fee.
(d)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Bank’s participation in Letter of Credit obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Banks in accordance with their respective applicable percentages (calculated without regard to such Defaulting Bank’s Commitment) but only to the extent that (x) the conditions set forth in Section 2.2 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified the Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Bank to exceed such Non-Defaulting Bank’s Revolving Credit Commitment. Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a Non-Defaulting Bank as a result of such Non-Defaulting Bank’s increased exposure following such reallocation.
(e)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (d) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Fronting Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.8(1)(b).
2.    Defaulting Bank Cure. If Borrower, the Agent and the Swing Line Lender and Fronting Bank agree in writing that a Bank is no longer a Defaulting Bank, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to

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any Cash Collateral), that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Banks in accordance with the Commitment Percentages (without giving effect to Section 2.8(1)(d), whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.
New Swing Line Loans/Letters of Credit. So long as any Bank is a Defaulting Bank, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Fronting Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE III.
ADDITIONAL PROVISIONS RELATING TO
LIBOR LOANS; INCREASED CAPITAL; TAXES.
SECTION 3.1    RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, there is a Change in Law, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to a Bank of making, converting to, continuing or maintaining any LIBOR Loan, or to increase the cost to a Bank or the Fronting Bank of participating in, issuing, or maintaining any Letter of Credit (or maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum (whether principal, interest or any other amount) received or receivable by a Bank or the Fronting Bank with respect to a LIBOR Loan, then, upon demand by such Bank, Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days’ prior written notice to such Bank through Agent, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Base Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be accompanied by any amount required to be paid pursuant to Sections 3.4 and 3.8 hereof. Each Bank shall notify Borrower as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event that will likely require the payment by Borrower of any such additional amount under this Section 3.1.

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SECTION 3.2    TAXES.
A.    Defined Terms. For purposes of this Section 3.2, the term “Bank” includes any Fronting Bank and the term “applicable law” includes FATCA.
B.    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.2) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
C.    Payment of Other Taxes by Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
D.    Indemnification by Borrower. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.2) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.
E.    Indemnification by the Banks. Each Bank shall severally indemnify Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that any Credit Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 10.11 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by Agent shall be conclusive absent manifest error. Each Bank hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by Agent to the Bank from any other source against any amount due to Agent under this paragraph (E).

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F.    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.2, such Credit Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
G.    Status of Banks. 1. Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent and at the time or times prescribed by applicable Law, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.2G(2)(a), (b) and (d) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
2.    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(a)    any Bank that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding Tax;
(b)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;

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(iii)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv)    to the extent a Foreign Bank is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;
(c)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and
(d)    if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.
3.    For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date of this Agreement, Borrower and Agent shall treat (and each Bank hereby authorizes Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

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H.    Treatment of Certain Refunds. If any party receives a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.2 (including by the payment of additional amounts pursuant to this Section 3.2), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.2 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (H) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (H), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (H) to the extent that the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
I.    Survival. Each party’s obligations under this Section 3.2 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 3.3    EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loan, in the event that Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loan are not available to Agent in the applicable eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrower and (a) any notice of a new LIBOR Loan (or conversion of an existing Loan to a LIBOR Loan) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Base Rate Loan, and (b) Borrower shall be obligated either to prepay, or to convert to a Base Rate Loan, any outstanding LIBOR Loan on the last day of the then current Interest Period with respect thereto.
SECTION 3.4    INDEMNITY. Without prejudice to any other provisions of this Article III and without duplication of any amounts paid by Borrower under Section 3.8, Borrower hereby agrees to indemnify each Bank against any loss or expense that such Bank may sustain or incur as a consequence of (a) any default by Borrower in payment when due of any amount hereunder in respect of any LIBOR Loan, or (b) the failure by Borrower to consummate the borrowing of any LIBOR Loan after making a request therefor, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank

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to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.
SECTION 3.5    CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time there is a Change in Law, which shall make it unlawful for any Bank to fund any LIBOR Loan that it is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of such Bank to fund such LIBOR Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower and Agent declare that its commitment with respect to such LIBOR Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower and Agent. If any such Change in Law shall make it unlawful for any Bank to continue in effect the funding in the applicable eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower, Agent and the other Banks thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such LIBOR Loan to a Base Rate Loan or prepay such LIBOR Loan to the Banks in full. Any such prepayment or conversion shall be accompanied by any amount required to be paid pursuant to Sections 3.4 and 3.8 hereof.
SECTION 3.6    FUNDING. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.
SECTION 3.7    CAPITAL ADEQUACY. If any Bank shall have determined, after the Effective Date, there is a Change in Law regarding capital or liquidity requirements, which has or would have the effect of reducing the rate of return on such Bank’s capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten (10) days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. A certificate of any Bank claiming compensation under this Section 3.7 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank’s rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section 3.7 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.
SECTION 3.8    BREAKAGE COMPENSATION. Without duplication of any amounts paid by Borrower under Section 3.4, Borrower shall compensate each Bank (including the Swing Line Lender), upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and

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liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its LIBOR Loans or Swing Line Loans) which such Bank may sustain in connection with any of the following: (i) if for any reason (other than a default by such Bank or Agent) a borrowing of LIBOR Loans or Swing Line Loans does not occur on a date specified therefor in a Notice of Loan (whether or not withdrawn by Borrower); (ii) if any repayment, prepayment, conversion or continuation of any LIBOR Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower; (iv) as a result of an assignment by a Bank of any LIBOR Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by Borrower pursuant to Section 3.9; or (v) as a consequence of (y) any other default by Borrower to repay or prepay any LIBOR Loans when required by the terms of this Agreement or (z) an election made pursuant to Section 3.9. The written request of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section 3.8 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Bank the amount shown as due on any such request within 10 days after receipt thereof.
SECTION 3.9    CHANGE OF LENDING OFFICE; REPLACEMENT OF BANKS.
A.    Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1, 3.5 or 3.7 requiring the payment of additional amounts to the Bank, such Bank will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another Applicable Lending Office for any Loans or Commitments affected by such event; provided, however, that such designation is made on such terms that such Bank and its Applicable Lending Office suffer, in the judgment of such Bank, no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.
B.    If (i) any Bank requests any compensation, reimbursement or other payment under Section 3.1, 3.5 or 3.7 with respect to such Bank, (ii) Borrower is, or because of a matter in existence as of the date that Borrower is seeking to exercise its rights under this Section 3.9 will be, required to pay any additional amount to any Bank or Governmental Authority pursuant to Section 3.2 (including any withholding Tax resulting from a Bank’s failure to comply with FATCA, as that term is used in Section 3.2G(2)(d)), or (iii) if any Bank is a Defaulting Bank, then Borrower may, at its sole expense and effort, upon notice to such Bank and the Agent, require such Bank to assign and delegate, without recourse (in accordance with the restrictions contained in Section 10.10), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided, however, that (1) Borrower shall have received the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed, (2) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts then payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts, but excluding any breakage compensation), (3) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under Section 3.1 or 3.5 with respect to such Bank, or resulting from any required payments

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to any Bank or Governmental Authority pursuant to Section 3.2, such assignment will result in a reduction in such compensation, reimbursement or payments and (4) such Assignment does not conflict with applicable Law. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
C.    Nothing in this Section 3.9 shall affect or postpone any of the obligations of Borrower or the right of any Bank provided in this Article III.
ARTICLE IV.
CONDITIONS PRECEDENT
The obligation of the Banks to make any Loan and of the Fronting Bank to issue the first Letter of Credit on or after the Effective Date is subject to Borrower satisfying each of the following conditions on or prior to the Effective Date:
SECTION 4.1    NOTES. Borrower shall have executed and delivered to each Bank its Revolving Credit Note and Swing Line Note.
SECTION 4.2    GUARANTIES OF PAYMENT. Borrower shall have delivered to Agent the Parent Guaranty of Payment and shall have delivered to Agent a Guaranty of Payment executed by each Guarantor of Payment.
SECTION 4.3    OFFICER’S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower and each Guarantor of Payment shall have delivered to each Bank an officer’s certificate certifying the names of the officers of Borrower or such Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Guarantor of Payment, as the case may be, is a party, and (b) the Organizational Documents of Borrower and each Guarantor of Payment.
SECTION 4.4    LEGAL OPINION. Borrower shall have delivered to Agent an opinion of counsel for Borrower and each Guarantor of Payment, in form and substance satisfactory to Agent and the Banks.
SECTION 4.5    GOOD STANDING CERTIFICATES. Borrower shall have delivered to Agent a good standing certificate for Borrower and each Guarantor of Payment, issued on or about the Effective Date by the Secretaries of State of the jurisdiction of organization of Borrower and each Guarantor of Payment.
SECTION 4.6    CLOSING AND LEGAL FEES. Borrower shall have (a) executed and delivered to Agent the Closing Fee Letter and the Agent Fee Letter, (b) paid to Agent, for the pro rata benefit of the Banks, the closing fees agreed to by Borrower, Agent and the Banks set forth in the Closing Fee Letter, (c) paid to Agent, for its sole benefit, the administrative agent fee set forth in the Agent Fee Letter, and (d) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

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SECTION 4.7    LIEN SEARCHES. Within thirty (30) days of the Effective Date, with respect to the property owned or leased by Borrower and each Guarantor of Payment, Borrower shall have caused to be delivered to each Bank (a) the results of UCC lien searches, satisfactory to Agent and the Banks; and (b) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Banks.
SECTION 4.8    NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of the Companies since December 31, 2016.
SECTION 4.9    NO DEFAULT; REPRESENTATIONS AND WARRANTIES. (a) No Default or Event of Default shall be continuing and (b) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects (or in the case of any representation and warranty subject to materiality qualifier, true and correct).
SECTION 4.10    MISCELLANEOUS. Borrower shall have provided to Agent and the Banks such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.
ARTICLE V.
COVENANTS
Borrower agrees that so long as the Commitment remains in effect and thereafter until all of the Debt shall have been paid in full, Borrower shall perform and observe, and shall cause each other Company to perform and observe, each of the following provisions:
SECTION 5.1    INSURANCE. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by Persons similarly situated; and (b) within ten (10) days of any Bank’s written request, furnish to such Bank such information about such Company’s insurance as that Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by a Financial Officer of such Company.
SECTION 5.2    MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all Taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206‑207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the

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extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.
SECTION 5.3    FINANCIAL STATEMENTS. Borrower shall furnish to each Bank:
(a)    within fifty (50) days after the end of each of the first three (3) quarter-annual periods of each fiscal year of Borrower, balance sheets of Borrower as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by a Financial Officer of Borrower;
(b)    within one hundred (100) days after the end of each fiscal year of Borrower, an annual audit report of Borrower for that year prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by an independent public accountant satisfactory to the Banks, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period;
(c)    concurrently with the delivery of the financial statements in (a) and (b) above, a Compliance Certificate;
(d)    within one hundred twenty (120) days after the end of each fiscal year of Borrower, annual pro-forma projections (including a balance sheet, income statement and statement of cash flows) of Borrower and its Subsidiaries for the then current fiscal year, to be in form acceptable to Agent; and
(e)    within ten (10) days of any Bank’s written request, such other information about the financial condition, properties and operations of any Company as such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to such Bank and certified by a Financial Officer of the Company or Companies in question.
Documents required to be delivered pursuant to this Section 5.3(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) will be deemed to have been delivered hereunder if publicly available on the SEC’s EDGAR Database with respect to Borrower no later than the date specified for delivery of same under subsection (a) or (b), as applicable, above; provided that, (i) Borrower shall notify Agent and each Bank (by facsimile or electronic mail) of the posting of any such documents and, if applicable, provide a link thereto, and (ii) Borrower shall deliver paper copies of such documents to Agent or any Bank upon its request to Borrower to deliver such paper copies. Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Bank for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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SECTION 5.4    FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit the Banks to examine that Company’s books and records and to make excerpts therefrom and transcripts thereof.
SECTION 5.5    FRANCHISES. Each Company shall preserve and maintain at all times its existence, rights and franchises, except as otherwise permitted pursuant to Section 5.12 hereof.
SECTION 5.6    ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or that Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section 5.6 “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrower. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred that could reasonably be expected to have a Material Adverse Effect, such Company shall provide Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent or any Bank, deliver or cause to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.
SECTION 5.7    FINANCIAL COVENANTS.
(a)    LEVERAGE RATIO. Borrower shall not suffer or permit at any time the Leverage Ratio to exceed 3.00 to 1.00; provided that the Borrower may permit the Leverage Ratio during each of the two immediately subsequent fiscal quarters ending after the consummation of any Material Acquisition (each such period, a “Leverage Ratio Increase Period”) to be greater than 3.00 to 1.00 but less than or equal to 3.25 to 1.00 if:
(i)    the Borrower has consummated a Material Acquisition during the fiscal quarter immediately prior to the Leverage Ratio Increase Period and such increase in the Leverage Ratio is a direct result of such Material Acquisition; and

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(ii)     the Borrower is in compliance with Section 5.13 hereof.
(b)    INTEREST COVERAGE RATIO. Borrower shall not permit at any time the Interest Coverage Ratio to be less than 3.00 to 1.00.
Notwithstanding anything contained in this Section 5.7 to the contrary, in the event any Material Indebtedness Agreement of Borrower evidencing Indebtedness in an original principal amount of $5,000,000 or more contains a Leverage Ratio, Interest Coverage Ratio or other financial covenant more restrictive than contained in this Section 5.7 (a “More Restrictive Covenant”), this Agreement shall be deemed to have been amended to include such More Restrictive Covenant (including any amendments thereto that are more restrictive than the initial More Restrictive Covenant) in place of or in addition to the covenants contained herein as of the date such More Restrictive Covenant first became binding on Borrower; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing (i) upon (x) the satisfaction of all Indebtedness evidenced by or incurred pursuant to any such Material Indebtedness Agreement and (y) effective upon the delivery of a Compliance Certificate in accordance with Section 5.3(c) for the period in which such Indebtedness has been satisfied in full, reflecting compliance with such More Restrictive Covenant during such period, any such covenant so incorporated herein shall be deemed deleted and the provisions hereof shall thereupon be those in effect prior to the date such More Restrictive Covenant first became binding on Borrower, (ii) upon (x) the amendment of any More Restrictive Covenant by the holder of such Indebtedness in a manner that is less restrictive, but remains more restrictive than contained in this Section 5.7 as of the date immediately prior to the date such More Restrictive Covenant became effective hereunder (an “Amended More Restrictive Covenant”) and (y) effective upon the delivery of a Compliance Certificate in accordance with Section 5.3(c) for the period in which such Amended More Restrictive Covenant is to become binding on Borrower, reflecting compliance with such More Restrictive Covenant during such period, this Agreement shall be deemed to include such Amended More Restrictive Covenant and the More Restrictive Covenant amended by such Amended More Restrictive Covenant shall be deemed deleted, and (iii) upon (x) the amendment of any More Restrictive Covenant or Amended More Restrictive Covenant in a manner that is less restrictive than contained in this Section 5.7 and (y) effective upon the delivery of a Compliance Certificate in accordance with Section 5.3(c) for the period in which such amendment is to become binding on Borrower, reflecting compliance with such More Restrictive Covenant or Amended More Restrictive Covenant during such period, any such covenant so incorporated herein shall be deemed deleted and the provisions hereof shall thereupon be those in effect prior to the date such More Restrictive Covenant first became binding on Borrower.
SECTION 5.8    BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section 5.8 shall not apply to any of the following (without duplication):
(a)    the Loans and all other Indebtedness now owing by Borrower to Agent and the Banks under this Agreement;
(b)    unsecured current Indebtedness (including the funded and/or unfunded reserves for self insurance liabilities, but excluding Indebtedness incurred to a bank or other financial institution customarily engaged in the business of lending money, except as

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permitted pursuant to subpart (d) below) incurred by the Companies in the ordinary course of business;
(c)    Indebtedness for Taxes, assessments and governmental charges to the extent that payment thereof shall not be required to be made by Section 5.2(a) hereof;
(d)    unsecured Indebtedness incurred under lines of credit established by Agent or other financial institutions customarily engaged in the business of lending money; provided, however, that the maximum amount of Indebtedness permitted by this subpart (d) shall when aggregated with any Indebtedness outstanding under Sections 5.8(e) and 5.8(j) hereof not exceed One Hundred Million Dollars ($100,000,000) at any time;
(e)    unsecured Subordinated Indebtedness evidenced by promissory notes issued by Borrower to employees or former employees in partial payment for common shares redeemed by Borrower so long as the aggregate principal amount of such Indebtedness when aggregated with any Indebtedness outstanding under Sections 5.8(d) and 5.8(j) hereof does not exceed One Hundred Million Dollars ($100,000,000) at any time;
(f)    loans to a Company from a Company so long as each such Company is Borrower or a Guarantor of Payment;
(g)    Indebtedness to insurance companies secured by a pledge of the cash surrender value of life insurance policies owned by Borrower or any of its Subsidiaries; provided, however, that the maximum amount of Indebtedness permitted by this subpart (g) shall at no time exceed the cash surrender value of the life insurance policies pledged with respect thereto;
(h)    unsecured Indebtedness arising pursuant to the deferment of payment of any insurance premiums by Borrower;
(i)    any (i) loans granted to a Company for the purchase of fixed assets, or (ii) Indebtedness incurred by a Company in connection with any Capital Leases, so long as the aggregate amount of all such loans and Capital Leases for all Companies (excluding Capital Leases between Borrower or a Subsidiary Guarantor and a Subsidiary Guarantor) does not exceed Twenty-Five Million Dollars ($25,000,000) at any time;
(j)    unsecured Subordinated Indebtedness of Borrower incurred to a seller to finance all or part of an Acquisition permitted pursuant to Section 5.13 hereof, so long as the aggregate outstanding amount of all such Indebtedness for all such Acquisitions does not when aggregated with any Indebtedness outstanding under Sections 5.8(d) and 5.8(e) hereof exceed One Hundred Million Dollars ($100,000,000) at any time;
(k)    unsecured Indebtedness issued pursuant to the Senior Note Purchase Agreements, in, and all guaranties by any Company of such Indebtedness, so long as the aggregate outstanding amount of all such Indebtedness does not exceed Seventy-five Million Dollars ($75,000,000);

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(l)    Indebtedness incurred under a Permitted Receivables Facility for the issuance of letters of credit, so long as the aggregate outstanding amount of such Indebtedness does not exceed One Hundred Million Dollars ($100,000,000).
SECTION 5.9    LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following:
(a)    Liens for Taxes not yet due or that are being actively contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP;
(b)    other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;
(c)    Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or a Guarantor of Payment;
(d)    purchase money Liens on fixed assets securing the loans or capital leases pursuant to Section 5.8(i) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;
(e)    Liens on life insurance policies arising from the pledging of the cash surrender value of life insurance policies securing Indebtedness, provided, however, that such Liens shall not extend to any other property or assets of any Company;
(f)    minor title defects, liens or encumbrances consisting of minor survey exceptions or encumbrances including easements or rights-of-way for sewers, water lines, utility lines and other similar purposes, and zoning or other restrictions as to the use of real property, which title defects, liens and encumbrances do not, in the aggregate, materially impair the use of such real property in the operation of Borrower’s activities and business;
(g)    in addition to Liens permitted pursuant to subparts (a) through (f) above, such other statutory or consensual Liens (other than a Lien as a result of an ERISA Event) as may from time to time arise or be created; provided, however, that the aggregate principal amount secured by all such Liens shall not exceed Five Million Dollars ($5,000,000) at any time;
(h)    Liens on Receivables Related Assets granted in connection with Indebtedness permitted under Section 5.8(l);
(i)    Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business;

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(j)    Liens incurred on cash in the Insurance Subsidiary’s account with KeyBank to secure insurance obligations to Old Republic in lieu of letters of credit.
No Company shall enter into any contract or agreement that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company; provided, however, that nothing herein contained shall be deemed or construed to prohibit Agent or any of the Banks, as the case may be, from entering into a sharing or intercreditor agreement in commercially customary form under which any such security interest, mortgage or other Lien on, or collateral assignment of, any such property or assets of a Company shall be shared equally and ratably between and among Agent, each of the Banks, as the case may be, and the holders of the Notes issued and outstanding under either of the Senior Note Purchase Agreements if and to the extent any Indebtedness due and owing to Agent or any of the Banks has been or is to be issued and outstanding under Section 10.3 of either of the Senior Note Purchase Agreements and such security interest, mortgage or other Lien on or collateral assignment of any such property or assets has been or is to be created or incurred within the limitations of Section 10.4(i) of either of the Senior Note Purchase Agreements.
SECTION 5.10    REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.
SECTION 5.11    INVESTMENTS AND LOANS. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership without the prior written consent of Agent and the Required Banks, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind, except guarantees only for Indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section 5.11 shall not apply to:
(i)    any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;
(ii)    any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System;
(iii)    any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s;
(iv)    the holding of Subsidiaries listed on Schedule 6.1 attached hereto and made a part hereof and the initial investment in and holding of a Receivables Subsidiary;
(v)    loans or advances made by the Companies to The Davey Foundation so long as the aggregate amount of all such loans and advances made by the Companies does not exceed One Million Dollars ($1,000,000) at any time;
(vi)    loans to a Company from a Company so long as each such Company is Borrower or a Guarantor of Payment;

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(vii)    loans or advances made by the Companies to the respective employees of the Companies in the ordinary course of business so long as the aggregate principal amount of all such loans and advances does not exceed One Million Dollars ($1,000,000) at any time;
(viii)    voluntary contributions in excess of mandatory matching contributions made by the Companies to the Davey ESOT so long as the aggregate amount of all such contributions made during any fiscal year of Borrower does not exceed One Million Dollars ($1,000,000);
(ix)    Sales, contributions or transfers of assets and/or Acquisitions made by the Companies pursuant to Section 5.12(b) or Section 5.13 hereof, and the creation of Subsidiaries in connection therewith and/or for the purposes of managing Tax and/or regulatory matters so long as each such Subsidiary becomes a Guarantor of Payment if required pursuant to Section 5.21 hereof;
(x)    loans or advances made by Borrower to, or investments made by Borrower in, Davey Tree Expert Co., of Canada, Limited in the ordinary course of Borrower’s business;
(xi)    purchases or investments made by Borrower in securities or joint ventures, or loans made by Borrower, not otherwise in compliance with this Section 5.11, provided that the aggregate amount of all such purchases, investments and loans for made by Borrower does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) at any time;
(xii)    (A) the obligations of Borrower pursuant to the Parent Guaranty of Payment, and (B) investments by Borrower in the Insurance Subsidiary in an aggregate amount not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000), provided that insurance premiums paid by any Company to the Insurance Subsidiary in the ordinary course of business shall not constitute investments under this Section 5.11; and
(xiii)    loans made by a Company to the Receivables Subsidiary to pay the residual purchase price for Receivables Related Assets.
SECTION 5.12    MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:
(a)    any Subsidiary may merge or consolidate with (i) Borrower (provided that Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment, provided that either (A) the continuing or surviving Person shall be a wholly-owned Subsidiary that is a Guarantor of Payment, or (B) after giving effect to any merger pursuant to this sub-clause (ii), Borrower and/or one or more wholly-owned Subsidiaries that are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving Person as Borrower and/or one or more wholly-owned Subsidiaries (that are Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger, or
(b)    Borrower or any Subsidiary may sell, lease, contribute, transfer or otherwise dispose of any of its assets to (i) Borrower (in the case of sales, leases, contributions, transfers or other dispositions by any Subsidiary), (ii) any wholly-owned Subsidiary that is a

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Guarantor of Payment, (iii) a Receivables Subsidiary (provided that such sales, leases, contributions, transfers or other dispositions are limited to Receivables Related Assets) or (iv) any Guarantor of Payment, of which Borrower and/or one or more wholly-owned Subsidiaries, that are Guarantors of Payment, shall own not less than the same percentage of Voting Power as Borrower and/or one or more wholly-owned Subsidiaries (that are Guarantors of Payment) then own of the Subsidiary making such sale, lease, contribution, transfer or other disposition.
SECTION 5.13    ACQUISITIONS. Without the prior written consent of Agent and the Required Banks, no Company shall effect an Acquisition except Borrower or a Guarantor of Payment may effect an Acquisition so long as (a) Borrower or such Guarantor of Payment is the surviving entity; (b) the business to be acquired is similar to the lines of business of the Companies; (c) the Person to be acquired is organized under the laws of the United States; (d) no Default or Event of Default exists and the Companies are in full compliance with the Loan Documents in each case both prior to and subsequent to the transaction; (e) in the case of any Acquisition in which the total aggregate consideration to be paid pursuant to such Acquisition is in excess of five percent (5%) of Total Assets as of the end of the most recent fiscal quarter of Borrower for which financial statements have been delivered to Agent pursuant to Section 5.3(a) or (b) (whichever was most recently delivered to Agent), Borrower shall provide to Agent and the Banks, at least thirty (30) days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of Borrower which shows compliance with the requirements in this Section 5.13, (f) in the case of an Acquisition in which, both before and after the proposed Acquisition, Borrower has a pro forma Leverage Ratio of greater than or equal to 1.50 to 100, liquidity is greater than or equal to $20,000,000; and (g) the pro forma Leverage Ratio before and immediately after giving effect to the proposed Acquisition is less than 2.75 to 1.00. For purposes of this Section 5.13, “liquidity” shall mean, as of any date of determination, all unrestricted cash of the Borrower and the Guarantors of Payment plus the aggregate unused amount of the Revolving Credit Commitment (but not in excess of the maximum amount that could be borrowed by Borrower without exceeding the then applicable maximum Leverage Ratio pursuant to Section 5.7(a) hereof).
SECTION 5.14    RESTRICTED PAYMENTS. No Company shall, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
A.    the Borrower and its Subsidiaries may make unlimited Restricted Payments, so long as (i) no Event of Default has occurred and is continuing and (ii) the Borrower has a pro forma Leverage Ratio, after giving effect to such Restricted Payment, of less than or equal to 2.50 to 1.00; provided that for the purposes of calculating compliance with respect to clause (ii) above, (x) if, as of the date of such Restricted Payment, the Borrower has delivered a Compliance Certificate pursuant to Section 5.3(c) for the immediately preceding fiscal quarter, then compliance on a pro forma basis shall be based on the most recently delivered Compliance Certificate, and (y) if, as of the date of such Restricted Payment, the Borrower has not delivered a Compliance Certificate pursuant to Section 5.3(c) for the immediately preceding fiscal quarter, then the Borrower shall deliver a Compliance Certificate in the form of Exhibit D, based on the financial statements most recently delivered pursuant to Section 5.3(a) or Section 5.3(b), substantially simultaneously with the making

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of such Restricted Payment, and compliance on a pro forma basis shall be based on such Compliance Certificate; and
B.    If the Borrower has a pro forma Leverage Ratio, after giving effect to the items described in clauses (i) and (ii) below, of greater than 2.50 to 1.00, then the Borrower and its Subsidiaries may, so long as no Event of Default has occurred and is continuing, effect (i) unlimited mandatory repurchases, redemptions, acquisitions, cancellations or other retirement for value of the Equity Interests in the Borrower or its Subsidiaries or to effect the termination of options to purchase Equity Interests of the Borrower, in each instance, held by former or current directors, officers and employees (or their estates, spouses or former spouses) of the Borrower or any Credit Party upon their death, disability, retirement or termination of employment and (ii) voluntary repurchases, redemptions, acquisitions, cancellations or other retirement for value of the Equity Interests in the Borrower or its Subsidiaries or to effect the termination of options to purchase Equity Interests of the Borrower, in each instance, held by former or current directors, officers and employees (or their estates, spouses or former spouses) of the Borrower or any Credit Party upon their death, disability, retirement or termination of employment for a maximum cash consideration not to exceed Thirty Million Dollars ($30,000,000) in any fiscal year.
SECTION 5.15    NOTICE. Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Banks whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.
SECTION 5.16    ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of any material amount of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. With respect to any violation by any Company of any Environmental Law existing on the Effective Date or, so long as Borrower shall have provided notice to Agent, any violation by any Company of any Environmental Law that arises after the Effective Date, such Company shall comply in all material respects with any consent order or other remediation plan. As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise. Borrower shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

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SECTION 5.17    AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of customary and reasonable directors’ fees to directors who are not employees of a Company or any Affiliate of a Company or any transaction permitted under Sections 5.11, 5.12 or 5.13.
SECTION 5.18    USE OF PROCEEDS. Borrower’s use of the proceeds of the Notes shall be solely for refinancing the A&R Credit Agreement, working capital, capital expenditures and other general corporate purposes of Borrower and its Subsidiaries. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions.
SECTION 5.19    CORPORATE NAMES. No Company shall change its corporate name, unless, in each case, Borrower shall provide each Bank with ten (10) days prior written notice thereof.
SECTION 5.20    MANAGEMENT AGREEMENTS. No Company shall make or enter into any so-called management agreement whereby management, supervision or control of its business, or any of the principal functions of any Company shall be delegated to any Person other than its duly elected Board of Directors.
SECTION 5.21    SUBSIDIARY GUARANTIES. Each Subsidiary (other than a Receivables Subsidiary) of a Company created, acquired or held subsequent to the Effective Date shall immediately execute and deliver to Agent a Guaranty of Payment of all of the Debt, such agreement to be in form and substance acceptable to Agent and the Required Banks, along with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent and the Required Banks; provided, however, that (a) the Insurance Subsidiary shall not be required to execute and deliver a Guaranty of Payment, (b) a Subsidiary shall not be required to execute such Guaranty of Payment so long as (i) the book value of the total assets of such Subsidiary is less than One Million Dollars ($1,000,000), (ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than One Million Dollars ($1,000,000) does not exceed the aggregate amount of Five Million Dollars ($5,000,000), and (iii) the amount of total net sales of such Subsidiary is less than One Million Dollars ($1,000,000); and (c) a Foreign Subsidiary shall not be required to execute a Guaranty of Payment to the extent that such Guaranty of Payment will result in adverse tax consequences for Borrower or any U.S. Subsidiary. In the event that the book value of the total assets and/or the amount of total net sales of any Subsidiary (other than the Insurance Subsidiary and any Receivables Subsidiary) that is not a Guarantor of Payment are at any time equal to or greater than One Million Dollars ($1,000,000), Borrower shall provide Agent and the Banks with prompt written notice of such asset value.

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SECTION 5.22    KEEPWELL. Borrower, to the extent it is a Qualified ECP Guarantor, hereby, and each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by a Guarantor of Payment to honor all of its obligations under any Guaranty of Payment in respect of Designated Hedge Agreements (provided, however, that Borrower and each Qualified ECP Guarantor shall only be liable under this Section 5.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.22, or otherwise under any Guaranty of Payment, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Company under this Section 5.22 shall remain in full force and effect until payment in full of all of the Obligations and the termination of the Commitments hereunder. Borrower and each Qualified ECP Guarantor intends that this Section 5.22 constitute, and this Section 5.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 5.23    ANTI-TERRORISM LAW.
(a)    None of the Credit Parties is or shall be (i) a Person with whom any Bank is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Credit Parties shall provide to the Agent and any Bank any certification or information that the Agent or a Bank reasonably requests to confirm compliance by the Credit Parties with Anti-Terrorism Laws.
(b)    Borrower shall ensure that each Credit Party has implemented or, shall implement within a reasonable amount of time, and maintain in effect policies and procedures intended to ensure compliance in all material respects by such Credit Party and its directors, officers, employees and agents with Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions.
ARTICLE VI.
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants that the statements set forth in this Article VI are true, correct and complete.
SECTION 6.1    CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in the jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect. Schedule 6.1 hereto sets forth, as of the Effective Date, each Subsidiary of Borrower, its state of incorporation, the location of its

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chief executive offices, its principal place of business and the jurisdictions where it is qualified as a foreign corporation. Borrower owns all of the capital stock of each of its Subsidiaries.
SECTION 6.2    CORPORATE AUTHORITY. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which Borrower is a party have been duly authorized and approved by Borrower’s Board of Directors and are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of Borrower under the provisions of, Borrower’s Organizational Documents or any agreement.
SECTION 6.3    COMPLIANCE WITH LAWS. Each Company:
(a)    holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto;
(b)    is in compliance with all material federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and
(c)    is not in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound.
SECTION 6.4    LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on Schedule 6.4 hereto, to the best of Borrower’s knowledge, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining, which, as to subsections (a) through (c) above, would reasonably be expected to have a material adverse effect on the business, operation or condition (financial or otherwise) of the Companies taken as a whole.

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SECTION 6.5    TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.
SECTION 6.6    LIENS AND SECURITY INTERESTS. On and after the Effective Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company; (b) there is no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind. No Company has entered into any contract or agreement that exists on or after the Effective Date that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.
SECTION 6.7    TAX RETURNS. All federal, state and local Tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all Taxes, assessments, fees and other governmental charges that are due and payable have been paid, except for (i) those being contested in good faith by appropriate and timely proceedings or (ii) where the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.
SECTION 6.8    ENVIRONMENTAL LAWS. Each Company is in material compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of any material amount of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.
SECTION 6.9    CONTINUED BUSINESS. There exists no actual, pending, or, to Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, if terminated, cancelled or limited would have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances that would materially affect adversely any Company in any respect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

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SECTION 6.10    EMPLOYEE BENEFITS PLANS. Schedule 6.10 hereto identifies each ERISA Plan. Since the Effective Date, no ERISA Event has occurred or is expected to occur with respect to an ERISA Plan that could reasonably be expected to have a Material Adverse Effect. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been funded based upon reasonable and proper actuarial assumptions and in accordance with applicable law, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan that could reasonably be expected to have a Material Adverse Effect. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a), (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any employee stock ownership plan under the ERISA Plan qualifies under Code Section 4975(e)(7), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired, (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”, and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to all Pension Plans, the aggregate “accumulated benefit obligation” of Controlled Group members with respect to such Pension Plans (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the aggregate fair market value of all Pension Plan assets by more than 15% of Consolidated Net Worth. If all Controlled Group members withdrew from all Multiemployer Plans in a “complete withdrawal” (within the meaning of ERISA Section 4203) such withdrawal would not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.11    CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.
SECTION 6.12    SOLVENCY. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

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SECTION 6.13    FINANCIAL STATEMENTS. The audited Consolidated financial statements of Borrower for the fiscal year ended December 31, 2016, and the unaudited Consolidated interim financial statements of Borrower for the fiscal quarters ended after March 31, 2017, and June 30, 2017, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the Companies’ financial condition as of the date of such financial statements and the results of their operations for the periods then ending. Since the date of such statements, there has been no material adverse change in any Company’s financial condition, properties or business nor any material change in any Company’s accounting procedures.
SECTION 6.14    REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.
SECTION 6.15    INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.
SECTION 6.16    INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as the Companies.
SECTION 6.17    ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrower, there is no known fact that any Company has not disclosed to Agent and the Banks that has or would have a Material Adverse Effect.
SECTION 6.18    DEFAULTS. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.
SECTION 6.19    ANTI-TERRORISM LAW, ANTI-CORRUPTION LAW AND SANCTIONS COMPLIANCE. Each Credit Party and each Subsidiary of each Credit Party and their respective officers and employees and, to the knowledge of the Credit Parties, their respective directors and agents that are Controlled by a Credit Party or its Subsidiaries, is and will remain in compliance in all material respects with all applicable Anti-Corruption Laws and Sanctions. No Credit Party and no Subsidiary of a Credit Party or any officer or employees or, to the knowledge of the Credit Parties, any of their respective directors or agents (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions or is the subject of any list-based or territorial Sanctions maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or the Global Affairs Canada, or by the United Nations Security Council, the European Union or any European

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Union member state, or (ii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of Sanctions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law. The Credit Parties and each of their Subsidiaries are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.
ARTICLE VII.
EVENTS OF DEFAULT
Each of the following shall constitute an Event of Default hereunder:
SECTION 7.1    PAYMENTS. If (a) the interest on any Note or any commitment or other fee shall not be paid in full punctually when due and payable or within five (5) days thereafter, or (b) the principal of any Note shall not be paid in full punctually when due and payable.
SECTION 7.2    SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.3(a) through (d), 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.18 or 5.23 hereof.
SECTION 7.3    OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company’s or Obligor’s part, as the case may be, to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Default is to be remedied.
SECTION 7.4    REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to the Banks or any thereof or any other holder of any Note, shall be false or erroneous; provided that any information furnished in connection with Section 6.19 shall not be subject to a materiality qualifier.

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SECTION 7.5    CROSS DEFAULT. If any Company or any Obligor shall default (a) in the payment of principal, interest or fees due and owing with respect to any Material Indebtedness Agreement beyond any period of grace provided with respect thereto, or (b) in the performance or observance of any other agreement, term or condition contained in any Material Indebtedness Agreement, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.
SECTION 7.6    ERISA DEFAULT. The occurrence of one or more ERISA Events that (a) the Required Banks determine could reasonably be expected to have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company in excess, for all such Liens, of Five Hundred Thousand Dollars ($500,000).
SECTION 7.7    CHANGE IN CONTROL. If any Change in Control shall occur.
SECTION 7.8    MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies and Obligors shall exceed One Million Dollars ($1,000,000).
SECTION 7.9    MATERIAL ADVERSE CHANGE. There shall have occurred any condition or event that Agent or the Required Banks determine has or is reasonably likely to have a Material Adverse Effect or a material adverse effect on the rights and remedies of Agent or the Banks under the Loan Documents or the ability of Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents. Notwithstanding the foregoing, a write down in equity of up to Twelve Million Dollars ($12,000,000) due to Financial Accounting Standards Board changes to pension accounting shall not constitute a Material Adverse Effect.
SECTION 7.10    VALIDITY OF LOAN DOCUMENTS. (a) Any material provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against Borrower or any Guarantor of Payment; (b) the validity, binding effect or enforceability of any Loan Document against Borrower or any Guarantor of Payment shall be contested by any Company or any other Obligor; (c) Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the benefits purported to be created thereby.
SECTION 7.11    SOLVENCY. If Borrower, any Guarantor of Payment or Davey Tree Expert Co., of Canada, Limited shall (a) discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy, have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such

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proceeding or case, or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.
ARTICLE VIII.
REMEDIES UPON DEFAULT
Notwithstanding any contrary provision or inference herein or elsewhere,
SECTION 8.1    OPTIONAL DEFAULTS. If any Event of Default referred to in Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.10 hereof shall occur, Agent may, with the consent of the Required Banks, and shall, at the request of the Required Banks, give written notice to Borrower, to:
(a)    terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan and the obligation of the Fronting Bank to issue any Letter of Credit hereunder immediately shall be terminated, and/or
(b)    accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.
SECTION 8.2    AUTOMATIC DEFAULTS. If any Event of Default referred to in Section 7.11 hereof shall occur:
(a)    all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Bank be obligated to issue any Letter of Credit hereunder, and
(b)    the outstanding principal, interest and any other amounts on all of the Notes, and all of the other Debt to the Banks, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.
SECTION 8.3    LETTERS OF CREDIT. If the maturity of the Notes is accelerated pursuant to Sections 8.1 or 8.2 hereof, Borrower shall immediately deposit with Agent, as security for Borrower’s and any Guarantor of Payment’s obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Banks are hereby authorized, at their option,

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to deduct any and all such amounts from any deposit balances then owing by any Bank to or for the credit or account of any Company, as security for Borrower’s and any Guarantor of Payment’s obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit.
SECTION 8.4    OFFSETS. In addition to the rights and remedies of Agent and the Banks provided elsewhere in this Agreement or in any other Loan Document, or otherwise provided in law or equity, if there shall occur or exist any Event of Default referred to in Section 7.11 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, Agent and each Bank (and/or such Bank’s affiliates) shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to Agent or that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 8.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by Agent or that Bank (and such Bank’s affiliates) to or for the credit or account of Borrower or any Guarantor of Payment, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.
SECTION 8.5    EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section 8.5 or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section 8.5 may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.
ARTTICLE IX.
THE AGENT
The Banks authorize KeyBank and KeyBank hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

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SECTION 9.1    APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. The provisions of this Article are solely for the benefit of the Agent and the Banks, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 9.2    NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.
SECTION 9.3    CONSULTATION WITH COUNSEL. Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.
SECTION 9.4    DOCUMENTS. Agent shall not be responsible or have any liability for, or have any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.
SECTION 9.5    AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with any Company or any affiliate thereof.
SECTION 9.6    KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by Borrower pursuant to Section 5.15 hereof or by a Bank in writing that such Bank believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof.
SECTION 9.7    ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall

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incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other writing (including any electronic message, internet, or intranet website posting or other distribution) or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank, the Agent may presume that such condition is satisfactory to such Bank unless the Agent shall have received notice to the contrary from such Bank prior to the making of such Loan or the issuance of such Letter of Credit.
SECTION 9.8    NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.
SECTION 9.9    INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements resulting from Agent’s gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement in each case, as determined by a final non-appealable judgment by a court of competent jurisdiction.
SECTION 9.10    RESIGNATION OF ADMINISTRATIVE AGENT.
(a)    The Agent may at any time give notice of its resignation to the Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Banks shall have the right, with the consent of the Borrower (so long as no Default or Event of Default then exists), to appoint a successor. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Banks) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Banks, appoint a successor Agent; provided that in no event shall any such successor Agent be a Defaulting Bank. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

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(b)    If the Person serving as Agent is a Defaulting Bank pursuant to clause (d) of the definition thereof, the Required Banks may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Agent and, with the consent of the Borrower (so long as no Default or Event of Default then exists), appoint a successor. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Banks) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time, if any, as the Required Banks appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 9.9 shall continue in effect for the benefit of such retiring or removed Agent and its sub-agents and their respective affiliates, officers, directors, attorneys, agents and employees in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.
SECTION 9.11    EXCULPATORY PROVISIONS.
A.    The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:
1.    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
2.    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture,

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modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law; and
3.    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
B.    The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.3 and Article VIII), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Borrower or a Bank.
C.    The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
SECTION 9.12    DELEGATION OF DUTIES. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates, officers, directors, agents and employees. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the respective Affiliates, officers, directors, agents and employees of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
ARTICLE X.
MISCELLANEOUS
SECTION 10.1    BANKS’ INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make

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its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.
SECTION 10.2    NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.
SECTION 10.3    AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder, (b) the extension of maturity of the Notes, the payment date of interest or principal thereunder, or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder (provided that this clause (c) shall not apply to any waiver of the application of the Default Rate), (d) any change in any percentage voting requirement, voting rights, or the Required Banks definition in this Agreement, (e) the release of any Guarantor of Payment except for the release of a Guarantor of Payment in connection with a transaction expressly permitted pursuant to this Agreement, or (f) any amendment to this Section 10.3 or Section 8.5 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section 10.3, regardless of its failure to agree thereto.
SECTION 10.4    NOTICES.
(a)    All notices, requests, demands and other communications provided for hereunder shall be in writing (including prepaid overnight courier, facsimile, electronic mail or similar writing) addressed to each party at the address specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed delivered (i) upon receipt when delivered in person, (ii) upon receipt of electronic confirmation of error free transmission when sent by facsimile, (iii) upon receipt when sent by nationally (or internationally, as the case may be) recognized overnight delivery service, or (iv) forty-eight (48) hours after being deposited in the mail when sent by first class mail, registered

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mail, or certified mail. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including electronic mail and internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Article II if such Bank has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its electronic mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, electronic mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
SECTION 10.5    COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of Agent, including, but not limited to, (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to consultants’ and attorneys’ fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Banks, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower also agrees to pay on demand all costs and expenses of Agent and the Banks, including reasonable attorneys’ fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes or fees.
SECTION 10.6    INDEMNIFICATION.
(a)Borrower agrees to defend, indemnify and hold harmless Agent and the Banks (and their respective affiliates, officers, directors, attorneys, agents and employees) (each such Person being called an “Indemnitee”) from and against any and all liabilities,

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obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person (other than any claim arising out of transactions solely between any of the Indemnitees (other than disputes involving claims against Agent in its capacity as such)) relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their respective Affiliates; provided that no Indemnitee shall have the right to be indemnified under this Section 10.6 for its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement. This Section 10.6(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, penalties or expenses arising from any non-Tax claim.
(b)To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in clause (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
SECTION 10.7    OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.
SECTION 10.8    EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
SECTION 10.9    BINDING EFFECT; BORROWER’S ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign

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its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks. This Agreement is an amendment and restatement of the A&R Credit Agreement. On the Effective Date all Letters of Credit issued under the A&R Credit Agreement shall be deemed to be Letters of Credit hereunder and all Loans outstanding under the A&R Credit Agreement shall be deemed to be Loans hereunder and all Loans shall be deemed repaid and readvanced on the Effective Date in accordance with the Commitment Percentages.
SECTION 10.10    ASSIGNMENTS.
(a)    Each Bank shall have the right, in accordance with the terms and conditions of this Section 10.10, at any time or times to assign to one or more commercial banks, finance companies, insurance companies or other financial institution or fund which, in each case, in the ordinary course of business extends credit of the type contemplated herein, without recourse, all or a percentage of all of such Bank’s Commitment, all Loans made by such Bank, such Bank’s Notes, and such Bank’s interest in any participation purchased pursuant to Section 2.1C or 8.5 hereof.
(b)    No assignment may be consummated pursuant to this Section 10.10 without the prior written consent of Borrower and Agent (other than an assignment by any Bank to any Affiliate of such Bank), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, Borrower’s consent shall not be required if, (i) such assignment is to another Bank or an Approved Fund, or (ii) at the time of the proposed assignment, any Default or Event of Default shall then exist; provided, further, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within (7) Business Days after having received notice thereof. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder.
(c)    Each assignment made pursuant to this Section 10.10 shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the assignor’s Commitment and interest herein or the entire amount of the assignor’s Commitment and interest herein.
(d)    Unless waived by Agent, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).
(e)    The parties to each assignment shall (i) execute and deliver to Borrower and Agent an Assignment Agreement and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require.
(f)    [Reserved.]

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(g)    Upon satisfaction of all applicable requirements specified in subparts (a) though (f) above, Borrower shall execute and deliver (i) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (ii) to the assignee or the assignor (if applicable), an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor’s Note or Notes being replaced shall be returned to Borrower marked “replaced”.
(h)    Upon satisfaction of all applicable requirements specified in subparts (a) though (f) above and any other condition contained in this Section 10.10, and subject to the acceptance and recording thereof by Agent pursuant to Section 10.10(i), (i) the assignee shall become and thereafter be deemed to be a “Bank” for the purposes of this Agreement, (ii) the Assignor shall be released from its obligations hereunder to the extent its interest has been assigned, (iii) in the event that the assignor’s entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a “Bank” but shall continue to be entitled to the benefits of Sections 3.1, 3.7 and 10.6 hereof with respect to facts and circumstances occurring prior to the effective date of such assignment and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.
(i)    Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at the address for notices referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Bank and the Commitment of, and principal amount of (and stated interest on) the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Bank may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.
SECTION 10.11    PARTICIPATIONS.
(a)    Each Bank shall have the right at any time or times, without the consent of Agent or Borrower, to sell one or more participations or sub-participations to a financial institution or other “accredited investor” (as defined in SEC Regulation D) (each a “Participant”), as the case may be, in all or any part of such Bank’s Commitment, such Bank’s Commitment Percentage, any Loan made by such Bank, any Note delivered to such Bank pursuant to this Agreement, and such Bank’s interest in any participation, if any, purchased pursuant to Section 2.1C or 8.5 or this Section 10.11.
(b)    The provisions of Article III and Section 10.6 shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.
(c)    If any Bank shall sell any participation or sub-participation pursuant to this Section 10.11, such Bank shall, as between itself and the purchaser, retain all of its rights

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(including, without limitation, rights to enforce against Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, such Bank’s right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that (i) such participant is an Affiliate or an Approved Fund of the Bank granting the participations or (ii) any such waiver, consent or amendment affects such Participant and would (A) reduce any fee or commission allocated to the participation or sub-participation, as the case may be; (B) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, (C) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be, (D) release any guarantor from its guaranty of any of the Obligations, except in accordance with the terms of the Loan Documents, or (E) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, provided that each participant shall be entitled to the benefits of ýSection 3.2 with respect to its participation as if it was a Bank, except that a participant shall (1) only deliver the forms described in ýSection 3.2G to the Bank granting it such participation and (2) not be entitled to receive any greater payment under ýSection 3.2 than the applicable Bank would have been entitled to receive absent the participation, except to the extent such entitlement to a greater payment arose from a Change in Law occurring after the participant became a participant hereunder.
(d)    No participation or sub-participation shall operate as a delegation of any duty of the seller thereof.
(e)    Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller’s obligations pursuant to this Agreement.
In the event that any Bank sells participations in a Loan, such Bank shall, acting for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name of all participants in such Loan and the principal amount of (and stated interest on) the portion of such Loan that is the subject of the participation (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each Borrower, Agent and each Bank shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary. A Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of a Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by Borrower and any Bank at any reasonable time and from time to time upon reasonable prior notice; provided, however, that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United

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States Treasury Regulations. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
SECTION 10.12    [RESERVED.]
SECTION 10.13    SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.
SECTION 10.14    [RESERVED.]
SECTION 10.15    ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Effective Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.
SECTION 10.16    GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non‑exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
SECTION 10.17    LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.
SECTION 10.18    USA PATRIOT ACT. Each Bank and the Agent to the extent subject to the USA Patriot Act hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which

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information includes the name and address of each Credit Party and other information that will allow such Bank or the Agent to identify each Credit Party in accordance with the USA Patriot Act.
SECTION 10.19    HEDGING LIABILITY. Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any Credit Party is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, at the time (i) any transaction is entered into under any Hedging Obligation or (ii) such Person becomes a Borrower or Subsidiary Guarantor hereunder, and the effect of the foregoing would be to render any Guaranty Obligations of such Person violative of the Commodity Exchange Act, the Obligations of such Person shall not include (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions outstanding under any Hedging Obligations as of the date such Person becomes a Borrower or Subsidiary Guarantor hereunder.
SECTION 10.20    JURY TRIAL WAIVER. Borrower, Agent and each of the Banks waive, to the fullest extent permitted by applicable Law, any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, among Borrower, Agent and the Banks, or any thereof, arising out of, in connection with, related to, or incidental to the relationship established among them in connection with this Agreement or any Note or other instrument, document or agreement executed or delivered in connection herewith or the transactions related thereto.
SECTION 10.21    SERVICE OF PROCESS. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
SECTION 10.22    ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement

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or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority

[Remainder of the page intentionally left blank]

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Address:	1500 North Mantua Street	THE DAVEY TREE EXPERT COMPANY
Kent, Ohio 44240
	Attention: Chief Financial Officer	By:	/s/ Christopher J. Bast
		Name:	Christopher J. Bast
		Title:	Vice President and Treasurer

Credit Agreement

Address:	Key Center	KEYBANK NATIONAL ASSOCIATION,
	127 Public Square	as a Bank and as Agent
Cleveland, Ohio 44114-1306
	Attention: Large Corporate Group	By:	/s/ James Gelle
		Name:	James Gelle
		Title:	Senior Vice President

Credit Agreement

Address:	1900 East 9th Street	PNC BANK, NATIONAL ASSOCIATION
Cleveland, OH 44114
	Joseph G. Moran	By:	/s/ Joseph G. Moran
		Name:	Joseph G. Moran
		Title:	Senior Vice President

Credit Agreement

Address:	950 Main Avenue, Suite 301	WELLS FARGO BANK, NATIONAL
	Cleveland, OH 44113	ASSOCIATION
Mark M. Mountain
		By:	/s/ Mark M. Mountain
		Name:	Mark M. Mountain
		Title:	Vice President

Credit Agreement

Address:	1300 E 9th Street, 13th Floor	JPMORGAN CHASE BANK, N.A.
Cleveland, OH 44114
	Maribeth Weber	By:	/s/ Maribeth Weber
		Name:	Maribeth Weber
		Title:	Executive Director

Credit Agreement

SCHEDULE 1

BANKING INSTITUTIONS	COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	SWING LINE COMMITMENT AMOUNT

KeyBank National Association	31.5%	$78,750,000	$25,000,000
Wells Fargo Bank, N.A.	25.7%	$64,250,000
PNC Bank, National Association	25.7%	$64,250,000
JPMorgan Chase Bank, N.A.	17.1%	$42,750,000
Total Percentage	100.0%
Total Commitment Amount		$250,000,000	$25,000,000

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SCHEDULE 2
GUARANTORS OF PAYMENT

1.    Davey Tree Surgery Company, an Ohio corporation
2.    Wolf Tree, Inc., a Tennessee corporation
3.    The Care of Trees, Inc., an Illinois corporation
4.    Davey Resource Group, Inc., an Ohio corporation

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SCHEDULE 6.1
CORPORATE EXISTENCE, FOREIGN QUALIFICATION
AND PRINCIPAL PLACE OF BUSINESS

COMPANY	STATE OF INCORPORATON	FOREIGN QUALIFICATION	PRINCIPAL PLACE OF BUSINESS	CHIEF EXECUTIVE OFFICE

The Davey Tree	Ohio	Alabama	1500 N Mantua St	1500 N Mantua St
Expert Company		Alaska	P.O Box 5193	P.O Box 5193
		Arkansas	Kent, OH 44240	Kent, OH 44240
California
Colorado
Delaware
District of Columbia
Florida
Georgia
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
New Mexico
New York
North Carolina
Oklahoma
Oregon
Pennsylvania

Schedule 6.1
NAI-1502980324v12

COMPANY	STATE OF INCORPORATON	FOREIGN QUALIFICATION	PRINCIPAL PLACE OF BUSINESS	CHIEF EXECUTIVE OFFICE

Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Davey Surgery	Ohio	Arizona	2617 South Vasco Rd	1500 N Mantua St
Company		California	Livermore, CA 94550	P.O Box 5193
		Colorado		Kent, OH 44240
Hawaii
Idaho
Kansas
Louisiana
Montana
Nebraska
Nevada
New Mexico
New York
Oklahoma
Oregon
Texas
Utah
Washington
Wyoming
The Davey Tree	Canada	All Canadian	611 Tradewind Dr	1500 N Mantua St
Expert Co of		Provinces	Suite 500	P.O Box 5193
Canada, LTD			Ancaster, Ontario	Kent, OH 44240
L9G 4V5

Schedule 6.1
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COMPANY	STATE OF INCORPORATON	FOREIGN QUALIFICATION	PRINCIPAL PLACE OF BUSINESS	CHIEF EXECUTIVE OFFICE

Wolf Tree, Inc.	Tennessee	Alabama	3310 Greenway Dr NE	1500 N Mantua St
		Arkansas	Knoxville, TN 37918	P.O Box 5193
		Delaware		Kent, OH 44240
Florida
Georgia
Kansas
Kentucky
Louisiana
Mississippi
Missouri
North Carolina
Ohio
Oklahoma
South Carolina
Virginia
The Care of	Illinois	California	275C 12th Street	1500 N Mantua St
Trees, Inc.		Connecticut	2nd Floor	P.O Box 5193
		Delaware	Wheeling, IL 60090	Kent, OH 44240
District of Columbia
Maryland
New Jersey
New York
Pennsylvania
Virginia
Wisconsin
S&S Tree and	Minnesota	None	405 Hardman Ave S	1500 N Mantua St
Horticultural			South St Paul, MN	P.O Box 5193
Specialists, Inc			55075	Kent, OH 44240
DTE Company	Ohio	Maryland	1500 N Mantua St	1500 N Mantua St
		New York	P.O. Box 5193	P.O Box 5193
			Kent, OH 44240	Kent, OH 44240
Davey Resource	Ohio		1500 N Mantua St	1500 N Mantua St
Group, Inc.			P.O. Box 5193	P.O Box 5193
			Kent, OH 44240	Kent, OH 44240

Schedule 6.1
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SCHEDULE 6.4
LITIGATION AND ADMINISTRATIVE PROCEEDINGS
None.

Schedule 6.4
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SCHEDULE 6.10
ERISA PLANS
The Davey Tree Expert Company
The Davey 401KSOP and ESOP
The Davey Tree Expert Company Employee Retirement Plan
Davey Tree Expert Company Long Term Disability Plan
Davey Tree Expert Company Group Insurance Plan
Supplemental Executive Retirement Plan
Retirement Benefit Restoration Plan
KSOP Match Restoration Plan
Performance Restricted Stock Units
National Electrical Annuity Plan
National Electrical Benefit Fund
IBEW Local Union 94 Annuity Fund
IBEW Local Union No. 1919 Annuity Fund
Line Construction Benefit Fund
IBEW Local 17 Welfare Plan
Local 94, IBEW Health and Welfare Fund
IBEW Local 1919 Health and Welfare Fund

Davey Tree Surgery Company
National Electrical Annuity Plan
National Electrical Benefit Fund
IBEW Local 1245 Money Purchase Pension Trust
Line Construction Benefit Fund
Eighth District Annuity Fund

EXHIBIT A
REVOLVING CREDIT NOTE

$____________	Cleveland, Ohio
October 6, 2017
FOR VALUE RECEIVED, the undersigned, THE DAVEY TREE EXPERT COMPANY, an Ohio corporation (“Borrower”), promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to ________________ or its registered assigns (“Bank”) at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114‑1306 the principal sum of
_______________________ AND NO/100    DOLLARS
or the aggregate unpaid principal amount of all Revolving Loans made by Bank to Borrower pursuant to Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, “Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of October 6, 2017, among Borrower, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be further amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.
The portions of the principal sum hereof from time to time representing Base Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower’s obligations under this Note.
If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.
This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued. This Note wholly amends, restates and replaces the [Amended and Restated] Revolving Credit Note, dated November 7, 2013, made by Borrower in favor of the Bank.

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Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.
BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

THE DAVEY TREE EXPERT COMPANY

By:
Name:
Title:

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EXHIBIT B
SWING LINE NOTE

$25,000,000	Cleveland, Ohio
October 6, 2017
FOR VALUE RECEIVED, the undersigned, THE DAVEY TREE EXPERT COMPANY, an Ohio corporation (“Borrower”), promises to pay to KEYBANK NATIONAL ASSOCIATION or its registered assigns (“Bank”) at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306, the principal sum of
TWENTY-FIVE MILLION AND NO/100    DOLLARS
in accordance with the provisions of Section 2.1B of the Credit Agreement, in lawful money of the United States of America. As used herein, “Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of October 6, 2017, among Borrower, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be further amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
Borrower also promises to pay interest on the unpaid principal amount of the Swing Line Loan from time to time outstanding, from the date of the Swing Line Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in Section 2.1B; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.
The portions of the principal sum hereof from time to time representing Daily LIBOR Loans, and payments of principal of either thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower’s obligations under this Note.
If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.
This Note is one of the Swing Line Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.
Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

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BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

THE DAVEY TREE EXPERT COMPANY

By:
Name:
Title:

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EXHIBIT C
NOTICE OF LOAN
[Date]_______________________, 20____
KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-0616
Attention:
Ladies and Gentlemen:
The undersigned, THE DAVEY TREE EXPERT COMPANY, refers to the Third Amended and Restated Credit Agreement, dated as of October 6, 2017 (“Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the “Proposed Loan”) as required by Section 2.2 of the Credit Agreement:
(c)    The Business Day of the Proposed Loan is __________, 20__.
(d)    The amount of the Proposed Loan is $_______________.
(e)    The Proposed Loan is to be a Base Rate Loan ____ /LIBOR Loan         ___. (Check one.)
(f)    If the Proposed Loan is a LIBOR Loan, the Interest Period          requested is one month ___, three months ___, six months____. (Check one.)
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:
(i)    the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;
(ii)    no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and
(iii)    the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

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THE DAVEY TREE EXPERT COMPANY

By:
Name:
Title:

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EXHIBIT D
COMPLIANCE CERTIFICATE
For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFY THAT:
(1)    I am the duly elected [Chief Financial Officer] [Treasurer] of THE DAVEY TREE EXPERT COMPANY, an Ohio corporation (“Borrower”);
(2)    I am familiar with the terms of that certain Third Amended and Restated Credit Agreement, dated as of October 6, 2017, among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent (as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
(3)    The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;
(4)    The representations and warranties made by Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and
(5)    Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

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IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

THE DAVEY TREE EXPERT COMPANY

By:
Name:
Title:

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EXHIBIT E
ASSIGNMENT AGREEMENT
Date:_______________, 20____

This Assignment and Assumption (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit, guarantees, and Swing Loans and any participations in any of the foregoing included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is] [is not] a Defaulting Bank.]

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Bank]1]

1 Select as applicable.

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3.	Borrower:	The Davey Tree Expert Company, an Ohio corporation.

4.	Agent:	KeyBank National Association, as the administrative agent under the Credit Agreement.

5.	Credit Agreement:
The Credit Agreement, dated as of October 6, 2017 (as the same may be amended, restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the banks from time to time party thereto, Agent.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[7.    Trade Date:    ______________] 4
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR:

Address:
	Attn:		By:
	Phone:		Name:
	Fax:		Title:

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment")
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.
4To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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ASSIGNOR:

Address:
	Attn:		By:
	Phone:		Name:
	Fax:		Title:
Accepted and Approved this ____ day
of __________, _____:

AGENT:
KEYBANK NATIONAL ASSOCIATION
as Agent

By:
Name:
Title:

Accepted and Approved this ____ day
of __________, _____:

[THE DAVEY TREE EXPERT COMPANY][5]

By:
Name:
Title:

5 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

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Annex I
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AGREEMENT
1.    Representations and Warranties.
1.1     Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Bank; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.     Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Bank, and (v) attached to this Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.
2.     Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

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3.     General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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EXHIBIT L-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of October 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the banks named therein and KeyBank National Association, as Agent.
Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:______________ ____, 20[ ]

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EXHIBIT L-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of October 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the banks named therein and KeyBank National Association, as Agent.
Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:______________ ____, 20[ ]

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EXHIBIT L-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of October 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the banks named therein and KeyBank National Association, as Agent.
Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:______________ ____, 20[ ]

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EXHIBIT L-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of October 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the banks named therein and KeyBank National Association, as Agent.
Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:______________ ____, 20[ ]

L-4
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